$2,000,000 Minimum
                               $5,000,000 Maximum
               10% Convertible Adjustable Secured Bonds Due 2000
                                ILX INCORPORATED


                           PLACEMENT AGENT AGREEMENT

                                Phoenix, Arizona
                               November __, 1995

BROOKSTREET SECURITIES CORPORATION
2361 Campus Drive, Suite 210
Irvine, California 92715

Ladies and Gentlemen:

         ILX Incorporated, an Arizona corporation (the "Company"), confirms its agreement with you, as placement agent (the "Agent"), with respect to the sale by the Company of a minimum $2,000,000 aggregate principal amount, and a maximum $5,000,000 aggregate principal amount, of the Company's 10% Convertible Adjustable Secured Bonds due 2000 (the "Bonds") to be issued pursuant to the provisions of an Indenture, dated as of _______________ (the "Indenture"), between the Company and U. S. Trust Company of California, N.A., as trustee (the "Trustee"). The shares of the Company's common stock, no par value (the "Common Stock"), issuable upon conversion of the Bonds are hereinafter referred to as the "Underlying Stock." The Company also proposes to grant to Brookstreet Securities Corporation warrants (described in Section 5(d) hereof) to purchase a minimum of 40,000 and a maximum of 100,000 shares of the Company's Common Stock (the "Warrants") (determined in increments of 1,000 shares per $50,000 in principal amount of Bonds sold). The Bonds, the Underlying Stock and the Warrants are more fully described in the Registration Statement and the Prospectus referred to below.
         1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with the Agent as of the date hereof, and as of the Initial Closing (as defined in Section 2(c) hereof) and the Final Closing (as defined in Section 2(c) hereof) if any, as follows:
     (a) The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement, and an amendment or amendments thereto, on Form S-2 (No. 33-61477), including any related preliminary prospectus deemed by the Company to be in compliance with and filed pursuant to Rule 430 (the most recent of which is hereinafter referred to as the "Preliminary Prospectus"), for the registration of the Bonds and the Underlying Stock under the Securities Act of 1933, as amended (the "Act"), which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Act and the rules and regulations  (the  "Regulations")  of the Commission  under the Act.  Subject to
Section 4(a), the Company will promptly file a further amendment to said registration statement in the form theretofore delivered to the Agent. Except as the context may otherwise require, said registration statement, as amended, on file with the Commission at the time said registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein (including, but not limited to those documents or information incorporated by reference therein) and all information deemed to be a part thereof as of such time pursuant to paragraph (b) of Rule 430(A) of the Regulations) is hereinafter called the "Registration Statement," and the form of prospectus in the final form filed with the Commission pursuant to Rule 424(b) of the Regulations, including the documents incorporated by reference therein pursuant to Item 12 of Form S-2, is hereinafter called the "Prospectus." For purposes hereof, "Rules and Regulations" mean the rules and regulations adopted by the Commission under the Act, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable.
                  (b) Neither the Commission nor any state regulatory  authority has  issued  any  order  preventing  or  suspending  the use of the  Preliminary
Prospectus, the Registration Statement or the Prospectus or any part of any thereof and no proceedings for a stop order suspending the effectiveness of the Registration Statement, any of the Company's securities have been instituted or are pending or threatened. Each of the Preliminary Prospectus, the Registration Statement and the Prospectus conformed at the time of filing thereof with the requirements of the Act and the Rules and Regulations, and none of the Preliminary Prospectus, the Registration Statement or the Prospectus at the time of filing thereof contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein and necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements made in reliance upon and in conformity with written information furnished to the Company with respect to the Agent or Soliciting Dealers (as defined herein) by or on behalf of the Agent expressly for use in such Preliminary Prospectus, Registration Statement or Prospectus.
                  (c) When the Registration  Statement  becomes effective and at all times subsequent thereto up to the Initial Closing and the Final Closing, if any, and during such longer period as the Prospectus may be required to be delivered in connection with sales by the Agent or a Soliciting Dealer (as defined herein), the Registration Statement and the Prospectus will contain all statements that are required to be stated therein in accordance with the Act and the Rules and Regulations, and will conform to the requirements of the Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that this representation and warranty does not apply to statements made or statements omitted in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Agent expressly for use in such Registration Statement, Prospectus, amendment or supplement.
                  (d) Each of the  Company  and its  subsidiaries  set  forth on
Exhibit A attached hereto and incorporated herein by this reference (collectively, the "Subsidiaries"), has been duly organized and is validly existing as a corporation (or other entity) in good standing under the laws of the state of its incorporation or formation. Except as set forth in the Registration Statement or the Prospectus or listed on Exhibit A hereto, neither the Company nor any of the Subsidiaries owns a material interest (defined for the purposes hereof as meaning a ten percent or more interest) in any corporation, partnership, trust, joint venture or other business entity. The Company is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of any properties or the character of its operations require such qualification or licensing. Each Subsidiary is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of any properties or the character of its operations requires such qualification or licensing. Except as set forth on Exhibit A hereto, the Company owns 100% of the outstanding capital stock of each of its Subsidiaries, in each case free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects or other restrictions or equities of any kind whatsoever; and all outstanding shares of capital stock of each of the Subsidiaries have been validly issued and are fully paid and non-assessable and not issued in violation of any preemptive rights or applicable securities laws. Each of the Company and the Subsidiaries has all requisite power and authority (corporate and other), and has obtained any and all necessary authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental or regulatory officials and bodies (including, without limitation, those having jurisdiction over environmental or similar matters), to own or lease its properties and conduct its business as described in the Prospectus; each of the Company and the Subsidiaries is and has been doing business in compliance with all material authorizations, approvals, orders, licenses, certificates, franchises and permits and all federal, foreign, state and local laws, rules and regulations, or if a failure to so comply exists, such failure would not materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs, position, prospects, value, operation, properties, business or results of operations of the Company and the Subsidiaries taken as a whole; and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such authorization, approval, order, license, certificate, franchise or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs, position, prospects, value, operation, properties, business or results of operations of the Company and the Subsidiaries taken as a whole. The Company advises that the Arizona Department of Real Estate has submitted to the Company a Consent Order, which includes a fine of $2,000.00 payable by the Company, in connection with the Company's Kohl's Ranch timeshare operation. The disclosures in the Registration Statement concerning the effects of federal, state and local laws, rules and regulations on each of the Company's and the Subsidiaries' businesses as currently conducted and as contemplated are correct in all material respects and do not omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made.
                  (e) The Company has a duly authorized,  issued and outstanding capitalization as set forth in the Registration Statement and will have the adjusted capitalization set forth therein on the Initial Closing and the Final Closing, if any, as of the dates and based upon the assumptions set forth therein. Neither the Company nor any of the Subsidiaries is a party to or bound by any material instrument, agreement or other arrangement, including, but not limited to, any voting trust agreement, stockholders' agreement or other agreement or instrument, affecting the securities or options, warrants or rights or obligations of security holders of the Company or any of the Subsidiaries or providing for any of them to issue, sell, transfer or acquire any capital stock, rights, warrants, options or other securities of the Company or any of the Subsidiaries, except for this Agreement, the Indenture and as described or referred to in the Registration Statement or the Prospectus. The Bonds, the Underlying Stock, the Warrants and all other securities issued or issuable by each of the Company and the Subsidiaries conform or, when issued and paid for, will conform in all material respects to all statements with respect thereto contained in the Registration Statement and the Prospectus. All issued and outstanding securities of each of the Company or any of the Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto and are not subject to personal liability for the Company's acts or omissions solely by reason of being such holders; and none of such securities was issued in violation of the preemptive rights of any security holder of the Company or any of the Subsidiaries or similar contractual rights granted by the Company or any of the Subsidiaries. The Bonds will be issued pursuant to the terms and conditions of the Indenture, and the provisions of the Indenture described in the Prospectus will conform to the description thereof contained in the Prospectus but such description is qualified by reference to the actual terms of the Indenture. The Bonds have been duly authorized and, when validly authenticated, issued, delivered and paid for in the manner contemplated by the Indenture, will be duly authorized, validly issued and outstanding obligations of the Company entitled to the benefits of the Indenture. The shares of Common Stock issuable upon conversion of the Bonds will, upon such issuance, be duly authorized, validly issued, fully paid and nonassessable, and the Company has duly authorized and reserved for issuance upon conversion of the Bonds the shares of Common Stock issuable upon such conversion. The Bonds and the
Underlying Stock are not and will not be subject to any preemptive or other similar rights of any securityholder of the Company or any of the Subsidiaries; the holders thereof will not be subject to any liability for the Company's acts or omissions solely as such holders; all corporate action required to be taken for the authorization, issue and sale of the Bonds and the Underlying Stock has been duly and validly taken; and the certificates representing the Bonds and the Underlying Stock will be in due and proper form.
                  (f) The consolidated  financial  statements of the Company and the Subsidiaries together with the related notes thereto included in the Registration Statement, the Preliminary Prospectus and the Prospectus fairly present the financial position, income, change in stockholders' equity, cash flow and the results of operations of the Company and the Subsidiaries at the respective dates and for the respective periods to which they apply. There has been no adverse change or development involving a material prospective change in the condition, financial or otherwise, or in the earnings, business affairs, position, prospects, value, operation, properties, business or results of operations of the Company or any of the Subsidiaries, whether or not arising in the ordinary course of business, since the date of the financial statements included in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, and the outstanding debt, the property, both tangible and intangible, and the businesses of each of the Company and the Subsidiaries described in the Registration Statement and the Prospectus conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus. Financial information set forth in the Prospectus under the headings "SUMMARY INFORMATION, RISK FACTORS AND RATIO OF EARNINGS TO FIXED CHARGES" and "SELECTED CONSOLIDATED FINANCIAL DATA" fairly present, on the basis stated in the Prospectus, the information set forth therein and have been derived from or compiled on a basis consistent with that of the audited financial statements included in the Prospectus.
                  (g) Each of the Company and the  Subsidiaries (i) has paid all federal, state and local taxes for which it is currently liable, including, but not limited to, withholding taxes and amounts payable under Chapters 21 through 24 of the Internal Revenue Code of 1986, as amended (the "Code"), and has furnished all information returns it is required to furnish pursuant to the Code, (ii) has established adequate reserves for such taxes that are not due and payable or are being contested in good faith by the Company and (iii) does not have any material tax deficiency or claims outstanding, proposed or assessed against its respective business or assets.
                  (h) No U.S.  transfer tax,  stamp duty or other similar tax is payable by or on behalf of the Agent in connection with (i) the issuance by the Company of the Securities or the Underlying Stock, or (ii) the consummation by the Company of any of its obligations under this Agreement and the Indenture.
                  (i)  Each  of  the  Company  and  the  Subsidiaries  maintains insurance policies, including, but not limited to, general liability, property and product liability insurance and surety bonds which insures the Company and the Subsidiaries and their respective professional staffs against such losses and risks generally insured against by comparable businesses. Neither the Company nor any of the Subsidiaries (A) has failed to give notice or present any insurance claim with respect to any matter, including, but not limited to, the Company's or any of the Subsidiaries' businesses, property or professional staff, under any insurance policy or surety bond in a due and timely manner, (B) has any disputes or claims against any underwriter of such insurance policies or surety bonds or has failed to pay any premiums due and payable thereunder or (C) has failed to comply with all conditions contained in such insurance policies and surety bonds. The Company has not received notice of facts or circumstances under any such insurance policy or surety bond which would relieve any insurer of its obligation to satisfy in full any valid claim of the Company or any of the Subsidiaries.
                  (j) There is no material action,  suit,  proceeding,  inquiry, arbitration, investigation, litigation or governmental proceeding (including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, pending or, to the best of the Company's knowledge, threatened against, or involving the properties or businesses of, the Company or any of the Subsidiaries which (i) questions the validity of the capital stock of the Company or any of the Subsidiaries, this Agreement and the Indenture or of any action taken or to be taken by the Company or any of the Subsidiaries pursuant to or in connection with this Agreement or the Indenture,
(ii) is required to be disclosed in the Registration Statement which is not so disclosed (and such proceedings as are summarized in the Registration Statement are accurately summarized in all respects) or (iii) materially and adversely affects the condition, financial or otherwise, or the earnings, business affairs, position, prospects, stockholders' equity, value, operation, properties, businesses or results of operations of the Company and the Subsidiaries taken as a whole. For the purposes hereof, a material action shall be an action resulting in liability to the Company in excess of five percent of its net worth, as reflected on its most recent balance sheet.
                  (k) The Company has full legal right,  power and  authority to authorize, issue, deliver and sell the Bonds, the Underlying Stock and the Warrants, to enter into this Agreement and the Indenture and to consummate the transactions provided for in such agreements; and this Agreement and Indenture have each been (or, as to the Indenture, will be prior to the Initial Closing
Date) duly and properly authorized, executed and delivered by the Company. Each of the Agreement and the Indenture, when executed, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, and none of the Company's issue and sale of the Bonds, the Underlying Stock and the Warrants, the execution or delivery of this Agreement and the Indenture, its performance hereunder and thereunder, its consummation of the transactions contemplated herein and therein or the conduct by it and the Subsidiaries of their businesses as described in the Registration Statement, the Prospectus or any amendments or supplements thereto conflicts or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, or results or will result in the creation or imposition of any lien (other than the lien created by the Indenture), charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever upon any property or assets (tangible or intangible) of the Company or any of the Subsidiaries pursuant to the terms of, (i) the certificate of incorporation or by-laws of the Company or any of the Subsidiaries, (ii) any material license, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note, loan or credit agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it is or may be bound or to which its properties or assets (tangible or intangible) is or may be subject, or any indebtedness, or (iii) to the best of the Company's knowledge, any statute, judgment, decree, order, rule or regulation applicable to the Company or any of the Subsidiaries of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body (including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries or any of their respective activities or properties.

                  (l) No consent, approval, authorization or order of, and no filing with, any domestic court, regulatory body, government agency or other body is required for the issuance of the Bonds pursuant to the Prospectus and the Registration Statement, the performance of this Agreement and the Indenture or the transactions contemplated hereby or thereby, including, without limitation, any waiver of any preemptive, first refusal or other rights that any entity or person may have for the issue and/or sale of any of the Securities, except such as have been or may be required to be obtained under the Act, the Exchange Act and the rules of the National Association of Securities Dealers, Inc. or may be required under state securities or Blue Sky laws in connection with the offering and sale of the Bonds.

                  (m) Each of the Company and the Subsidiaries shall have duly and validly authorized, executed and delivered each agreement, contract or other document filed as an exhibit to the Registration Statement (or the original of such agreement, contract or document if a copy thereof is filed as an exhibit to the Registration Statement) to which it is a party or by which it may be bound or to which its assets, properties or businesses may be subject, and each such agreement, contract or other document constitutes its legal, valid and binding agreement enforceable against it in accordance with its terms. The descriptions in the Registration Statement of agreements, contracts and other documents are accurate but such descriptions are qualified by reference to the actual terms of such agreements, contracts and other documents. There are no contracts or other documents which are required by the Act or the Rules and Regulations to be described in the Registration Statement or filed as exhibits to the Registration Statement which are not described or filed as required; and the exhibits which have been filed are complete and correct copies of the documents of which they purport to be copies, except to the extent such documents are filed as unsigned forms of documents.
                  (n) Subsequent to the respective dates as of which information is set forth in the Registration Statement and Prospectus, and except as may otherwise be indicated or contemplated herein or therein, neither the Company nor any of the Subsidiaries has (i) entered into any material transaction other than in the ordinary course of business or (ii) declared or paid any dividend or made any other distribution on or in respect of its capital stock of any class and there has not been any material change in the capital stock, debt (long or short term) or liabilities (except for (x) financing in connection with acquisition of assets of the Company through purchase money financing and financing related to timeshare sales which is secured by timeshare receivables,
(y) debt incurred to finance capital improvements to existing properties not to exceed $3,000,000 outstanding and (z) debt for working capital not to exceed $1,500,000 outstanding) or any material change in or affecting the general affairs, management, financial operations, stockholders' equity or results of operations of the Company or any of the Subsidiaries.
                  (o) No material default exists in the due performance and observance of any material term, covenant or condition of any license, contract, indenture, mortgage, installment sale agreement, lease, deed of trust, voting trust agreement, stockholders' agreement, note, loan or credit agreement, purchase order, agreement or instrument evidencing an obligation for borrowed money or other material agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries may be bound or to which the property or assets (tangible or intangible) of the Company or any of the Subsidiaries is subject or affected. For the purposes hereof, a material default shall be a default resulting in liability to the Company in excess of five percent of its net worth, as reflected on its most recent balance sheet.
                  (p) Each of the Company and the Subsidiaries is in material compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours. Except as described in the Prospectus, the Company has not received notice of any pending investigations involving the Company or any of the Subsidiaries by the U.S. Department of Labor or any other governmental agency responsible for the enforcement of such federal, state, local or foreign laws and regulations. The Company has not received notice of any unfair labor practice charge or complaint against the Company or any of the Subsidiaries pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company or any of the Subsidiaries, or any predecessor entity of the Company or any of the Subsidiaries, and none has ever occurred. No collective bargaining agreement or modification thereof is currently being negotiated by the Company or any of the Subsidiaries. No material labor dispute with the employees of the Company or any of the Subsidiaries exists or, to the best of the Company's knowledge, is imminent.
                  (q) Except as described in the Registration Statement and except for the ILX Profit Sharing Plan, dated December 31, 1994, neither the Company nor any of the Subsidiaries maintains, sponsors or contributes to any program or arrangement that is an "employee pension benefit plan," an "employee welfare benefit plan" or a "multi-employer plan" ("ERISA Plans") as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Neither the Company nor any of the Subsidiaries maintains or contributes to, now or at any time previously, a defined benefit plan as defined in Section 3(35) of ERISA. To the best of the Company's knowledge, no ERISA Plan (or any trust created thereunder) has engaged in a "prohibited transaction" within the meaning of
Section 406 of ERISA or Section 4975 of the Code which could subject the Company or any of the Subsidiaries to any tax penalty on prohibited transactions and which has not adequately been corrected. To the best of the Company's knowledge, each ERISA Plan is in compliance with all material reporting, disclosure and other requirements of the Code and ERISA as they relate to such ERISA Plan. Neither the Company nor any of the Subsidiaries has ever completely or partially withdrawn from a "multi-employer plan" as so defined.
                  (r) Neither the Company or any of the Subsidiaries, nor any of the directors, principal stockholders, executive officers or, to the best of the Company's knowledge, employees, affiliates (within the meaning of the Rules and Regulations) of any of the foregoing or Alan Mishkin, a principal shareholder, has taken, directly or indirectly, any action designed to or which has constituted or which might be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation in violation of the Exchange Act of the price of any security of the Company to facilitate the sale or resale of the Securities, the Underlying Stock or otherwise.
                  (s) Each of the Company and the Subsidiaries (i) to the best of the Company's knowledge, owns or possesses, or has a license or other right to use, all copyrights, trademarks, service marks and trade names, together with all applications for any of the foregoing, presently used or held for use by it in connection with its businesses as described in the Registration Statement,
(ii) has not received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a material adverse effect on the condition, financial or otherwise, or the business affairs, position, prospects, properties, results of operations or net worth of the Company and the Subsidiaries, taken as a whole, and (iii) is not obligated or under any liability whatsoever to make any material payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any trademark, service mark, trade name or copyright or other intangible asset with respect to the use thereof or in connection with the conduct of its business or otherwise. None of the copyrights, trademarks, service marks and trade names presently owned or used by the Company or any of the Subsidiaries are in dispute or, to the best of the Company's knowledge, are in conflict with the right of any other person or entity.
                  (t) Each of the Company and the Subsidiaries has good and marketable title to, or valid and enforceable leasehold estates in, all material items of real and personal property described in the Registration Statement to be owned or leased by it, in each case free and clear of all monetary liens, charges, claims, encumbrances, pledges, security interests, defects and other restrictions and equities of any kind whatsoever, other than those referred to in the Prospectus or the Registration Statement and liens for taxes not yet due and payable.
                  (u) Deloitte & Touche, whose reports are filed with the Commission as a part of the Registration Statement, are independent certified public accountants as required by the Act and the Rules and Regulations.
                  (v) There are no claims, payments, issuances, arrangements or understandings, whether oral or written, for services in the nature of a finder's or origination fee with respect to the sale of the Bonds hereunder or any other arrangements, agreements, understandings, payments or issuance not described in the Prospectus with respect to the Company, any of the Subsidiaries or any of their respective officers, directors, stockholders, employees or affiliates that may affect the Agent's compensation as determined by the National Association of Securities Dealers, Inc. ("NASD").
                   (w) Neither the Company or any of the Subsidiaries nor any of
their respective executive officers, principal stockholders, or, to the best of the Company's knowledge, employees or agents nor any other person acting on behalf of the Company or any of the Subsidiaries nor Alan Mishkin, a principal shareholder, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or any official or employee of any governmental agency (domestic or foreign), or any instrumentality of any government (domestic or foreign), or any political party or candidate for office (domestic or foreign), or any other person who was, is or may be in a position to help or hinder the businesses of the Company or any of the Subsidiaries (or assist the Company or any of the Subsidiaries in connection with any actual or proposed transaction) which (i) might subject the Company or any of the Subsidiaries, or any of such others to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign), (ii) if not given in the past, might have had a materially adverse effect on the assets, businesses or operations of the Company or any of the Subsidiaries or (iii) if not continued in the future, might adversely affect the assets, businesses, operations or prospects of the Company or any of the Subsidiaries. Each of the Company's and the Subsidiaries' internal accounting controls are sufficient to cause the Company and the Subsidiaries to comply with the Foreign Corrupt Practices Act of 1977, as amended.
                  (x) Except as set forth in the Registration Statement Prospectus, no officer, director, principal stockholder or key employee of the Company or any of the Subsidiaries, or any "affiliate" or "associate" (as these terms are defined in Rule 405 promulgated under the Rules and Regulations) of any of the foregoing persons or entities, has or has had, either directly or indirectly, (i) any interest in any person or entity which furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company or any of the Subsidiaries or (ii) a material interest in any person or entity which purchases from or sells or furnishes to the Company or any of the Subsidiaries any goods or services or (iii) a beneficial interest in any material contract or agreement to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries may be bound or affected. Except as set forth in the Registration Statement or the Prospectus, there are no existing material agreements, arrangements, understandings or transactions, or proposed agreements, arrangements, understandings or transactions, between or among the Company or any of the Subsidiaries and any such officer, director, principal stockholder or key employee or any "affiliate" or "associate."
                  (y) The minute books of each of the Company and the Subsidiaries have been made available to the Agent, contain a complete summary of all actions of the directors and stockholders of each of the Company and the Subsidiaries since the time of their respective incorporation and reflect all transactions referred to in such minutes accurately in all respects.
                  (z) No holders of any securities of the Company or any of the Subsidiaries or of any options, warrants or other convertible or exchangeable securities of the Company or any the Subsidiaries have the right to include any securities issued by the Company or any of the Subsidiaries in the Registration Statement and no person or entity holds any anti-dilution rights with respect to any securities of the Company or any of the Subsidiaries that would be triggered by the issuance of the Bonds, the Warrants or the Common Stock into which they are convertible as described in the Registration Statement and the Prospectus.
                  (aa) Any certificate signed by any officer of the Company and delivered to the Agent or Thelen, Marrin, Johnson & Bridges ("Agent's Counsel") shall be deemed a representation and warranty by the Company to the Agent as to the matters covered thereby.
                  (bb) To the best of the Company's knowledge, each of the Company and the Subsidiaries is in compliance with all federal, foreign, state and local laws, rules and regulations relating to environmental protection, and neither the Company nor any of the Subsidiaries has been notified or is otherwise aware that it is potentially liable, or is considered potentially liable, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar law ("Environmental Laws"). Neither the Company nor any of the Subsidiaries is involved in or subject to any action, suit, regulatory investigation or other proceeding, pending or (to the best of the Company's knowledge) threatened, relating to environmental protection or the Environmental Laws, nor does the Company or any of the Subsidiaries believe any such action, suit, investigation or proceeding is probable of assertion against the Company or any of the Subsidiaries, provided that the Company has filed voluntarily for a Determination of Applicability from the Arizona Department of Environmental Quality to determine the applicability of either General or Individual Acquifier Protection Permit requirements to the Company's Kohl's Ranch property in accordance with Arizona Revised Statutes ss.49-241, et seq. To the best of the Company's knowledge, no disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has occurred on, in, at or about any of the facilities or properties of the Company or any of the Subsidiaries.
                  (cc) Neither the Company nor any of the Subsidiaries has ever received a notice, orally or in writing, with respect to the denial of any license the Company or any Subsidiary has sought to obtain under, and the Company-approved operating procedures and practices of each of the Company and the Subsidiaries are, to the best of the Company's knowledge, in material compliance with, federal, state and local laws, rules and regulations, provided that the Company's application to obtain a license to sell timeshare interests in the State of California has not yet been approved.
                   (dd) The Company is not an  "investment  company"  within the meaning of the Investment Company Act of 1940, as amended.
                  (ee) The Company makes no representation regarding compliance with the laws of any foreign jurisdiction. The Company has relied on the Agent and Soliciting Dealers offering the Bonds for sale in any foreign jurisdiction as to compliance with applicable laws, rules and regulations thereof.
         2.       Purchase, Sale and Delivery of the Securities.
                  (a) On the basis of representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company hereby appoints the Agent as its sales agent and grants the Agent the exclusive right (subject to the right of Agent to retain Soliciting Dealers (defined below)) to offer and sell the Bonds during the Offering Period (as hereinafter defined) for the account of the Company. The Agent accepts such appointment and agrees to use its best efforts as sales agent, following written or telegraphic receipt of notice of the effective date of the Registration Statement, to offer and sell such principal amount of Bonds as contemplated by this Agreement at $1,000 per Bond.
                  (b) Each prospective purchaser of Bonds will be required to complete, execute, and deliver to the Company a subscription agreement in substantially the form attached as Exhibit E hereto and filed as an exhibit to the Registration Statement (the "Subscription Agreement"). Prior to or concurrently with the delivery to the Company of any Subscription Agreement by any purchaser, funds sufficient to purchase the Bonds subscribed for shall be deposited in an escrow account (the "Escrow Account") to be maintained pursuant to an escrow agreement between the Escrow Agent (as hereinafter defined), the Company, and the Agent in substantially the form attached hereto as Exhibit F and filed as an exhibit to the Registration Statement (the "Escrow Agreement"). The Company shall be entitled in its sole discretion to reject in whole or in part any Subscription Agreement tendered to it. The Company will forward to the Agent copies of each Subscription Agreement accepted by it within three business days of receipt by the Company of such Subscription Agreement.
                  (c) All subscriptions for Bonds will be conditioned upon the acceptance by the Company of Subscription Agreements for at least $2,000,000 principal amount of Bonds (the "Minimum Subscriptions") by December 15, 1995, which is the last date on which the offering of Bonds may be made, except that such last offering date may be extended by the Company, in its sole discretion by written notice to the Agent, to a date not later than January 14, 1996 (the last date on which the offering of Bonds may be made is herein referred to as the "Termination Date" and the period during which the offering of Bonds may be made is herein referred to as the "Offering Period"). If Minimum Subscriptions are not tendered to and accepted by the Company by the Termination Date, this Agreement shall, subject to the provisions of Section 10 hereof, terminate. If at least the Minimum Subscriptions are tendered to and accepted by the Company on or before the Termination Date, a closing will be held at the offices of the Agent at a date (which date may occur after the Termination Date) and time determined by the Company as soon as practicable after the Company's acceptance of the last of such Minimum Subscriptions (the "Initial Closing") and shall be subject to each of the conditions precedent to closing provided for in this Agreement. The Company may continue the Offering after the Initial Closing and prior to the Termination Date until up to $5,000,000 principal amount of Bonds are subscribed for, or until the offering is earlier terminated by agreement of the Company and Placement Agent. Officers, directors, employees, principal shareholders, their respective family members and affiliates, of the Company shall have the right to purchase Bonds from time to time to achieve the Minimum Subscriptions amount. If additional subscriptions are tendered and accepted after the Initial Closing and prior to the Termination Date, an additional closing with respect to such subscriptions shall be held in accordance with the terms of the Prospectus (the "Final Closing"). The Final Closing will be held at the offices of the Agent at a date (which date may occur after the Termination
Date) and time determined by the Company and shall be subject to each of the conditions precedent to closing provided for in this Agreement. Each closing date provided for under this Agreement (including the Initial Closing) shall constitute a "Closing".
                  (d) Prior to the applicable Closing, all cash payments of subscribers received (unless and until returned to the purchasers pursuant hereto) will be placed in a segregated escrow account (the "Escrow Account") with U.S. Trust Company of California, N.A. (the "Escrow Agent") for the subscribers' benefit. The Agent will, and will cause each Soliciting Dealer to, promptly deliver the funds into the Escrow Account in accordance with Rule 15(c)2-4 of the Securities Exchange Act of 1934, as amended, but in any event not to exceed the next business day after receipt of such funds.
                  (e) The purchase price paid by any prospective purchaser whose subscription is rejected, or is returned because the conditions to closing were not satisfied, shall be returned to such prospective purchaser with interest at the rate provided by the Escrow Agent.
                  (f) If prior to the Termination Date, subscriptions for more than $5,000,000 principal amount of Bonds are received, the Agent, in its sole discretion, may allocate the Bonds among the subscribers as to whom a closing has not already been held in such a manner as they shall see fit.
                  (g) Payment of the purchase price for, and delivery of certificates for, the Bonds shall be made at the offices of Brookstreet Securities Corporation, 2361 Campus Drive, Suite 210, Irvine, California 92715 or at such other place as shall be agreed upon by the Agent and the Company. Such delivery and payment shall be made at 10:00 a.m. (New York City time) on the applicable Closing or at such other time and date as shall be agreed upon by the Agent and the Company. Delivery of the certificates for the Bonds shall be made to the Agent against release from the Escrow Account of the purchase price for the Bonds to the order of the Company in Los Angeles Clearing House funds. Certificates for the Bonds shall be in definitive, fully registered form and shall be in such denominations and registered in such names as the Agent may request in writing at least two business days prior to the applicable Closing. The certificates for the Bonds shall be made available to the Agent at such office or such other place as the Agent may designate for inspection, checking and packaging no later than 9:30 a.m. on the last business day prior to the applicable Closing.
                  (h) As soon as practicable after the Closing, the Agent shall deliver or cause to be delivered by mail to each purchaser of Bonds on such Closing (i) a copy of an executed Subscription Agreement which indicates thereon the number of Bonds such purchaser has purchased and (ii) a certificate representing such Bonds, registered in such purchaser's name.
                  (i) Subject to the sale of at least the Minimum Subscription of the Bonds, the Company agrees to direct the Escrow Agent to pay to the Agent an underwriting commission computed at the rate of 9% of the public offering price for each of the Bonds sold by the Agent or any Soliciting Dealer at the public offering price of $1,000.00 per Bond for which the Company has accepted the Subscription Agreement and received payment from the Escrow Account. If a sale for which a Subscription Agreement has been received does not occur for any reason whatsoever, no commission or other payment shall be due in respect thereof. Commissions shall be payable at each Closing, based on the Bonds as to which such Closing relates, from the funds which have been deposited in the Escrow Account.
         3. Public Offering of the Securities. As soon after the Registration Statement becomes effective as the Agent deems advisable, the Agent shall make a public offering of the Bonds (other than to residents of or in any jurisdiction in which qualification of the Bonds is required and has not become effective) at the price and upon the other terms set forth in the Registration Statement and the Prospectus. The Agent may enter into one or more agreements as the Agent, in its sole discretion (provided that such broker-dealer shall have appropriate licenses and permits to offer and sell the Bonds in the states in which they are offered and sold), deems advisable with one or more NASD member broker-dealers who shall act as dealers (the "Soliciting Dealers") in connection with such public offering under the terms and conditions of Soliciting Dealer Agreements in a form filed as an exhibit to the Registration Statement. The Agent may agree to direct payment of commissions to such Soliciting Dealers from the Escrow Account in amounts not to exceed 5% (which amounts shall be part of, and not in addition to, the Agents commissions). Payment of all such commissions shall be the responsibility of the Agent, and ILX shall have no responsibility or liability therefore. Agent represents, warrants and covenants to the Company to conduct the offering of the Bonds according to the same representation, warrants and covenants made by the Soliciting Dealers in the Soliciting Dealer Agreement.
         4. Covenants and Agreements of the Company. The Company covenants and agrees with the Agent as follows:
                  (a) The Company shall use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as practicable and will not at any time, whether before or after the effective date of the Registration Statement, file any amendment to the Registration Statement or supplement to the Prospectus or file any document under the Act or Exchange Act before termination of the offering of the Bonds of which the Agent and Agent's Counsel shall not previously have been advised and furnished with a copy, or to which the Agent or Agent's Counsel shall have objected (except if deemed necessary by counsel for the Company, in which case the Agent shall have the right to terminate this Agreement upon prompt notice to the Company), or which is not in compliance with the Act, the Exchange Act or the Rules and Regulations.
                  (b) As soon as the Company is advised or obtains knowledge thereof, the Company will advise the Agent and as soon as practicable confirm in writing, (i) when the Registration Statement, as amended, becomes effective and, if the provisions of Rule 430A promulgated under the Act will be relied upon, when the Prospectus has been filed in accordance with said Rule 430A and when any post-effective amendment to the Registration Statement becomes effective,
(ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the
Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, or the institution of proceedings for that purpose, (iii) of the issuance by the Commission or by any state securities commission of any proceedings for the suspension of the qualification of any of the Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, (iv) of the receipt of any comments from the Commission, and (v) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every effort to obtain promptly the lifting of such order or suspension.
                  (c) The Company shall file the Prospectus (in form and substance satisfactory to the Agent or transmit the Prospectus by a means reasonably calculated to result in filing with the Commission pursuant to Rule 424(b)(1), or, if applicable and if consented to by the Agent, pursuant to Rule 424(b)(4)) on or before the date it is required to be filed under the Act and the Rules and Regulations.
                  (d) The Company will give the Agent notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus that the Company proposes for use by the Agent in connection with the offering of the Bonds that differs from the corresponding prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Rules and Regulations), and will furnish the Agent with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be.
                  (e) The Company shall endeavor in good faith, in cooperation with the Agent, at or prior to the time the Registration Statement becomes effective, to qualify the Bonds for offering and sale under the securities laws of such jurisdictions identified on Exhibit C to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution, and shall make such applications, file such documents and furnish such information as may be required for such purpose, provided the Company shall not be required to qualify as a foreign corporation or file a general consent to service of process in any such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company will, unless the Agent agrees that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may reasonably be required by the laws of such jurisdiction to continue such qualification.
                  (f) During the time when a prospectus is required to be delivered under the Act, the Company shall use all reasonable efforts to comply with all requirements imposed upon it by the Act and the Exchange Act, as now and hereafter amended and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Bonds in accordance with the provisions hereof and the Prospectus, or any amendments or supplements thereto. If at any time when a prospectus relating to the Bonds is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or Agent's Counsel, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Agent promptly and prepare and file with the Commission an appropriate amendment or supplement in accordance with Section 10 of the Act, each such amendment or supplement to be satisfactory to Agent's Counsel, and the Company will furnish to the Agent copies of such amendment or supplement as soon as available and in such quantities as the Agent may request.
                  (g) As soon as practicable, but in any event not later than 45 days after the end of the 12- month period beginning on the day after the end of the fiscal quarter of the Company during which the effective date of the Registration Statement occurs (90 days in the event that the end of such fiscal quarter is the end of the Company's fiscal year), the Company shall make generally available to its securityholders (including Bondholders), in the manner specified in Rule 158(b) of the Rules and Regulations, and to the Agent an earnings statement which will be in the detail required by, and will otherwise comply with, the provisions of Section 11(a) of the Act and Rule 158(a) of the Rules and Regulations, which statement need not be audited unless required by the Act, covering a period of at least 12 consecutive months after the effective date of the Registration Statement.
                  (h) So long as any of the Bonds remain outstanding, the Company will furnish to its Bondholders, as soon as practicable, annual reports (including financial statements audited by independent public accountants), and the other reports required to be delivered pursuant to the Indenture, and will deliver to Agent:
                           (i)  concurrently   with  furnishing  such  quarterly
reports to its securityholders, statements of income of the Company for each quarter in the form furnished to the Company's securityholders and certified by the Company's principal financial or accounting officer;
                           (ii) concurrently with furnishing such annual reports
to its securityholders, a balance sheet of the Company as at the end of the preceding fiscal year, together with statements of operations, stockholders' equity and cash flows of the Company for such fiscal year, accompanied by a copy of the report thereon of independent certified public accountants;
                           (iii) as soon as they are  available,  copies  of all
reports (financial or other) mailed to stockholders;
                           (iv) as soon as they  are  available,  copies  of all
reports and financial statements furnished to or filed with the Commission, any state securities commission, the NASD or any securities exchange; (v) every press release and every material news item or article of interest to the financial community in respect of each of the Company and the Subsidiaries or their respective affairs which was released or prepared by or on behalf of the Company or any of the Subsidiaries; and
                           (vi) any  additional  information  of a public nature
concerning the Company or any of the Subsidiaries (and any future subsidiaries) or their respective businesses which the Agent may request.

During such period, if the Company has active subsidiaries, the foregoing financial statements will be on a consolidated basis to the extent that the accounts of the Company and its subsidiaries are consolidated, and will be accompanied by similar financial statements for any significant subsidiary which is not so consolidated.

                  (i) The Company will maintain a transfer agent and, if necessary under the laws of the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for the Common Stock, and also for the Bonds.
                  (j) The Company will furnish to the Agent or on the Agent's order, without charge, at such place as the Agent may designate, copies of the Preliminary Prospectus, the Registration Statement and any pre-effective or post-effective amendments thereto (two of which copies will be signed and will include all financial statements and exhibits), the Prospectus, and all amendments and supplements thereto, including any prospectus prepared after the effective date of the Registration Statement, in each case as soon as available and in such reasonable quantities as the Agent may request.
                  (k) Neither the Company nor any of the Subsidiaries nor any of their respective executive officers directors, principal stockholders or affiliates (within the meaning of the Rules and Regulations) will take, directly or indirectly, any action designed to, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company in violation of the Exchange Act.
                  (l) The Company shall apply the net proceeds from the sale of the Securities in the manner, and subject to the conditions, set forth under "USE OF PROCEEDS" in the Prospectus. No portion of the net proceeds will be used, directly or indirectly, to acquire or redeem any securities issued by the Company, provided that this covenant shall not restrict the Company's ability to redeem the Securities pursuant to their terms.
                  (m) The Company shall timely file all such reports, forms or other documents as may be required (including, but not limited to, a Form SR as may be required pursuant to Rule 463 under the Act) from time to time under the Act, the Exchange Act and the Rules and Regulations, and all such reports, forms and documents filed will comply as to form and substance with the applicable requirements under the Act, the Exchange Act and the Rules and Regulations.
                  (n) The Company shall furnish to the Agent as early as practicable prior to each of the date hereof, the Initial Closing and Final Closing, if any, but no later than two full business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements of the Company and the Subsidiaries (which in no event shall be as of a date more than 30 days prior to the date of the Registration Statement) which have been read by the Company's independent public accountants as stated in their letters to be furnished pursuant to Section 6(i) hereof.
                   (o) The  Company  shall,  as soon as  practicable,  but in no
event  later  than  five  business  days  before  the  effective   date  of  the
Registration Statement, file a Form 8-A with the Commission providing for the registration under the Exchange Act of the Securities and the Underlying Stock.
                   (p) Until the Termination  Date,  neither the Company nor any of the Subsidiaries shall, without the prior written consent of the Agent and Agent's Counsel, issue, directly or indirectly, any press release or other communication or hold any press conference with respect to the Company, any of the Subsidiaries, their respective activities or the offering contemplated hereby, other than trade releases issued in the ordinary course of the Company's business consistent with past practices with respect to the Company's operations.
                  (q) For any period during which any of the Bonds are outstanding, the Company will not take any action or actions which may cause the exemption from registration provided by Section 3(a) of the Act (or any successor provision) to be unavailable for the conversion of the Bonds into Common Stock.
         5. Payment of Expenses.
                  (a) The Company hereby agrees to pay on each of the Initial Closing and the Final Closing (to the extent not paid at the Initial Closing) all expenses and fees (other than fees of Agent's Counsel) incident to the performance of the obligations of the Company under this Agreement and the Indenture including, without limitation, (i) the fees and expenses of accountants and counsel for the Company, (ii) all costs and expenses incurred in connection with the preparation, duplication, printing (including mailing and handling charges), filing, delivery and mailing (including the payment of postage with respect thereto) of the Registration Statement and the Prospectus and any amendments and supplements thereto and the printing, mailing (including the payment of postage with respect thereto) and delivery of this Agreement and related documents, including the cost of all copies thereof and of the Preliminary Prospectus, the Prospectus and any amendments thereof or supplements thereto supplied to the Agent and such dealers as the Agent may request, in quantities as hereinabove stated, (iii) the printing, engraving, issuance and delivery of the Bonds including, but not limited to (y) the consummation by the Company of any of its obligations under this Agreement and the Indenture and (z) sale of the Bonds by the Agent in connection with the distribution contemplated hereby, (iv) the qualification of the Bonds and the Underlying Stock under state securities or "Blue Sky" laws including the costs of printing and mailing the "Preliminary Blue Sky Memorandum" and the "Supplemental Blue Sky Memorandum," if any, and disbursements and fees of counsel in connection therewith, (v) costs and expenses of travel of personnel of the Company in connection with the "road show," information meetings and presentations, (vi) fees and expenses of the Trustee, transfer agent and registrar, and (vii) the fees payable to the Commission and the NASD.
                           (b) The Agent acknowledge receipt of $50,000 from the
Company to offset certain expenses of the Agent. If this Agreement is terminated by the Agent in accordance with the provisions of Section 2, Section 4(a),
Section 6, Section 10(a) or Section 12, the Agent shall retain such funds as payment for all of their actual reasonable out-of-pocket expenses, including the reasonable fees and disbursements of Agent's Counsel and shall have no additional recourse to the Company for expenses incurred.
                           (c) The Company  further  agrees that, in addition to
the expenses payable pursuant to Section 5(a) hereof, it will pay to the Agent on each Closing by certified or bank cashier's check or, at the election of the Agent, by directing a disbursement from the Escrow Account, a non-accountable expense allowance equal to two percent of the gross proceeds received by the
Company from the sale of the Bonds less the $50,000 paid pursuant to Section 5(b), which $50,000 shall be subtracted from the first such payment by the Company.
                  (d) In addition to the sums payable to the Agent, as provided elsewhere herein, Agent shall be entitled to receive on the Final Closing, as partial compensation for its services, warrants (the "Warrants") for the purchase of a minimum of 40,000 shares and a maximum of 100,000 shares of the Company's Common Stock (determined in increments of 1,000 shares for every $50,000 principal amount of Bonds sold). No Warrants are issuable if a Closing does not occur for at least the Minimum Subscriptions. The Warrants shall be issued pursuant to the Agent's Warrant in the form of Exhibit B attached hereto and shall be exercisable, in whole or in part, for a period of four years commencing one year from the date of the completion of the Offering, at $3.60 per share. The Warrants shall be non-exercisable for one year from the date of issuance of the Warrants, and non-transferrable (whether by sale, transfer, assignment or hypothecation) except for (i) transfers to officers of Brookstreet Securities Corporation who are also shareholders of Brookstreet Securities Corporation, and (ii) transfers occurring by operation of law.
         6. Conditions of the Agent's Obligations. The obligations of the Agent hereunder shall be subject to the continuing accuracy of the representations and warranties of the Company herein as of the date hereof and as of the Initial Closing and Final Closing, if any, as if they had been made on and as of the Initial Closing or Final Closing, as the case may be; the accuracy on and as of the Initial Closing or Final Closing, if any, of the statements of officers of the Company made pursuant to the provisions hereof; and the performance by the Company on and as of the Closing and Final Closing, if any, of its covenants and obligations hereunder and to the following further conditions:
                  (a) The Registration Statement shall have become effective not later than 5:00 p.m., New York time, on the date of this Agreement or such later date and time as shall be consented to in writing by the Agent, and, at the Initial Closing and Final Closing, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Agent's Counsel. If the Company has elected to rely upon Rule
430A of the Rules and Regulations, the price of the Securities and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the Rules and Regulations within the prescribed time period, and prior to Closing the Company shall have provided evidence satisfactory to the Agent of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the Rules and Regulations.
                  (b) The Agent shall not have advised the Company that the Registration Statement, or any amendment thereto, contains an untrue statement of fact which, in the Agent's reasonable opinion, is material, or omits to state a fact which, in the Agent's reasonable opinion, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the Prospectus, or any supplement thereto, contains an untrue statement of fact which, in the Agent's reasonable opinion, is material, or omits to state a fact which, in the Agent's reasonable opinion, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
                  (c) On or prior to the applicable Closing, the Agent shall have received from Agent's Counsel, such opinion or opinions with respect to the organization of the Company, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as the Agent may request and Agent's Counsel shall have received such papers and information as they request to enable them to pass upon such matters.
                  (d) At the Initial Closing, the Agent shall have received from Colombo & Bonacci, P.C., counsel to the Company, dated the Closing, addressed to the Agent in substantially the form attached hereto as Exhibit D. In rendering such opinion, such counsel may rely: (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance satisfactory to Agent's Counsel) of other counsel acceptable to Agent's Counsel, familiar with the applicable laws; and (B) as to matters of fact, to the extent they deem proper, on certificates and written statements of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and the Subsidiaries, provided copies of any such statements or certificates shall be delivered to Agent's Counsel if requested. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and that the Agent and they are justified in relying thereon. At the Final Closing, if any, the Agent shall have received the favorable opinion of Colombo & Bonacci, P.C., counsel to the Company, dated such Final Closing, addressed to the Agent and in form consistent with Exhibit D confirming as of such Final Closing the statements made by Colombo & Bonacci, P.C. in their opinion delivered on the Initial Closing.
                  (e) On or prior to each of the Initial Closing and each Final Closing, if any, Agent's Counsel shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in subsection (c) of this Section 6 or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions of the Company herein contained.
                  (f) Prior to each of Initial  Closing  and Final  Closing,  if any: (i) there shall have been no materially adverse change nor development involving a prospective change in the condition, financial or otherwise, prospects, stockholders' equity or the business activities of the Company and the Subsidiaries taken as a whole, whether or not in the ordinary course of business, from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus; (ii) there shall have been no transaction, not in the ordinary course of business, entered into by the Company or any of the Subsidiaries, from the latest date as of which the financial condition of the Company and the Subsidiaries is set forth in the Registration Statement and Prospectus which is adverse to the Company and the Subsidiaries taken as a whole; (iii) neither the Company nor any of the Subsidiaries shall be in material default under any provision of any instrument relating to any outstanding indebtedness; (iv) neither the Company nor any of the Subsidiaries shall have issued any securities (other than the Bonds or underlying common stock from the exercise of options or warrants) or declared or paid any dividend or made any distribution in respect of its capital stock of any class and there has not been any change in the capital stock, or any change in the debt (long or short term) or liabilities or obligations (contingent or otherwise) of the Company or any of the Subsidiaries, except (x) in connection with the acquisition of assets of the Company through purchase money financing and financing related to timeshare sales which is secured by timeshare receivables,
(y) for debt incurred to finance capital improvements to existing properties not to exceed $3,000,000 outstanding and (z) for debt for working capital not to exceed $1,500,000 outstanding; (v) no material amount of the assets of the Company or any of the Subsidiaries shall have been pledged or mortgaged other than in the ordinary course of the Company's business, except as set forth in the Registration Statement and Prospectus and except (x) in connection with the acquisition of assets of the Company through purchase money financing and financing related to timeshare sales which is secured by timeshare receivables,
(y) for debt incurred to finance capital improvements to existing properties not to exceed $3,000,000 outstanding and (z) for debt for working capital not to exceed $1,500,000 outstanding; (vi) no material action, suit or proceeding, at law or in equity, shall have been pending or, to the best of the Company's knowledge, threatened against the Company or any of the Subsidiaries, or affecting any of their respective properties or businesses, before or by any court or federal, state or foreign commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects, financial condition or income of the Company and the Subsidiaries taken as a whole, except as set forth in the Registration Statement and Prospectus; and (vii) no stop order shall have been issued under the Act and no proceedings therefor shall have been initiated, threatened or contemplated by the Commission or any state regulatory authority.
                  (g) At each of the Initial Closing and Final Closing, if any, the Agent shall have received a certificate of the Company signed by the principal executive officer and by the chief financial or chief accounting officer of the Company, dated the Initial Closing or Final Closing, as the case may be, to the effect that each of such persons has examined the Registration Statement, the Prospectus, this Agreement and the Indenture, and that:
                           (i) the representations and warranties of the Company
in this Agreement and the Indenture are true and correct, as if made on and as of the Initial Closing or such Final Closing, as the case may be, and the Company has complied with all agreements and covenants and satisfied all conditions contained in this Agreement and the Indenture on its part to be performed or satisfied at or prior to the Initial Closing or such Final Closing, as the case may be;
                           (ii) no stop order  suspending the  effectiveness  of
the Registration Statement or any part thereof or the qualification of the Trustee has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best of each of such person's knowledge after due inquiry, are contemplated or threatened under the Act;
                           (iii) the  Registration  Statement and the Prospectus
and, if any, each amendment and each supplement thereto, contain all statements and information required to be included therein, and none of the Registration Statement, the Prospectus or any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and none of the Preliminary Prospectus or any supplement thereto included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and
                           (iv)  subsequent to the respective  dates as of which
information is given in the Registration Statement and the Prospectus: (a) neither the Company nor any of the Subsidiaries has incurred up to and including the Initial Closing or Final Closing, as the case may be, other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent (except as otherwise contemplated in subclause (d) of this clause
(iv)); (b) neither the Company nor any of the Subsidiaries has paid or declared any dividends or other distributions on its capital stock; (c) neither the Company nor any of the Subsidiaries has entered into any material transactions not in the ordinary course of business (except as otherwise contemplated in subclause (d) of this clause (iv)); (d) there has not been any material change in the capital stock or long-term debt or any increase in the short-term borrowings (other than any increase in the short-term borrowings in the ordinary course of business) of the Company or any of the Subsidiaries (except for (x) financing in connection with the acquisition of assets of the Company through purchase money financing and financing related to timeshare sales which is secured by timeshare receivables, (y) debt incurred to finance capital improvements to existing properties not to exceed $3,000,000 outstanding and (z) debt for working capital not to exceed $1,500,000 outstanding); (e) neither the Company nor any of the Subsidiaries has sustained any material loss or damage to its property or assets, whether or not insured; (f) there is no material litigation which is pending or, to the best of the Company's knowledge, threatened against the Company, any of the Subsidiaries or any affiliated party of any of the foregoing which is required to be set forth in an amended or supplemented Prospectus which has not been set forth; and (g) there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been set forth. References to the Registration Statement and the Prospectus in this subsection (g) are to such documents as amended and supplemented at the date of such certificate.
                  (h) By the Closing, the Agent will have received clearance from the NASD as to the amount of compensation allowable or payable to the Agent and Soliciting Dealers, as described in the Registration Statement.
                  (i) At the time this Agreement is executed, the Agent shall have received a letter, dated such date, addressed to the Agent in form and substance satisfactory in all respects (including the non-material nature of the changes or decreases, if any, referred to in clause (iii) below) to the Agent and Agent's Counsel, from Deloitte & Touche:

                           (i) confirming  that they are  independent  certified
public accountants with respect to the Company within the meaning of the Act and the Exchange Act and the applicable Rules and Regulations; (ii) stating that it is their opinion that the consolidated financial statements and supporting schedules of the Company and the Subsidiaries, as applicable, included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the Rules and Regulations thereunder;
                           (iii)  and  stating  that,  on the basis of a limited
review which included a reading of the latest available unaudited interim consolidated financial statements of the Company and the Subsidiaries, as applicable, (with an indication of the date of the latest available unaudited interim consolidated financial statements of the Company and the Subsidiaries, as applicable), a reading of the latest available minutes of the stockholders and board of directors and the various committees of the board of directors of each of the Company and the Subsidiaries, consultations with officers and other employees of each of the Company and the Subsidiaries responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention which would lead them to believe that (A) the unaudited consolidated financial statements and supporting schedules of the Company and the Subsidiaries, as applicable, included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the Rules and Regulations or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements and supporting schedules of the Company and the Subsidiaries, as applicable, included in the Registration Statement, (B) at a specified date not more than five days prior to the later of the date of this Agreement or the effective date of the Registration Statement, there has been any change in the capital stock or long-term debt of the Company or any of the Subsidiaries, or any decrease in the stockholders' equity or net current assets or net assets of the Company, as compared with amounts shown in the ________________, 199_ balance sheet included in the Registration Statement other than as set forth in or contemplated by the Registration Statement, or, if there was any change or decrease, setting forth the amount of such change or decrease, and (C) during the period from _______________, 1995 to a specified date not more than five days prior to the later of the date of this Agreement or the effective date of the Registration Statement, there was any decrease in net revenues, net earnings or net earnings per common share of the Company and its consolidated Subsidiaries or any of the Company's unconsolidated Subsidiaries, in each case as compared with the corresponding period beginning _______________, 1994, other than as set forth in or contemplated by the Registration Statement, or, if there was any such decrease, setting forth the amount of such decrease;
                           (iv) stating that they have compared  specific dollar
amounts, numbers of shares, percentages of revenues and earnings, statements and/or other financial information pertaining to the Company and the Subsidiaries set forth in the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and/or the Subsidiaries and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures need not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement; and
                           (v)  statements as to such other matters  incident to
the transaction contemplated hereby as the Agent may reasonably request.
                  (j) At the Initial  Closing  and Final  Closing,  if any,  the
Agent shall have received from Deloitte & Touche a letter, dated as of the Initial Closing or such Final Closing, as the case may be, to the effect that they reaffirm that statements made in the letter furnished pursuant to subsection (i) of this Section 6, except that the specified date referred to shall be a date not more than five days prior to the Initial Closing or such Final Closing, as the case may be, and, if the Company has elected to rely on Rule 430A of the Rules and Regulations, to the further effect that they have carried out procedures as specified in clause (v) of subsection (i) of this
Section 6 with respect to certain amounts, percentages and financial information as specified by the Agent and deemed to be a part of the Registration Statement pursuant to Rule 430A(b) and have found such amounts, percentages and financial information to be in agreement with the records specified in such clause (v).
                  (k) On each of the Initial Closing and Final Closing,  if any, there shall have been duly tendered to the Agent for the Agent's and Soliciting Dealer's accounts the appropriate number of Bonds.
                  (l)  No  order  suspending  the  sale  of  the  Bonds  in  any jurisdiction designated by the Agent pursuant to Section 4(e) hereof shall have been issued on either the Initial Closing or the Final Closing, if any, and no proceedings for that purpose shall have been instituted or shall be contemplated.
                  If any  condition to the Agent's  obligations  hereunder to be fulfilled prior to or at the Initial Closing or the Final Closing, as the case may be, is not so fulfilled, the Agent may terminate this Agreement or, if the Agent so elect, they may waive any such conditions which have not been fulfilled or extend the time for their fulfillment. In the event the Agent so elect to terminate, the Agent shall have no recourse against the Company for expenses except to retain the $50,000 paid to the Agent pursuant to Section 5(b) hereof.
         7.       Indemnification.
                  (a) The Company  agrees to indemnify and hold harmless each of the Agent (for purposes of this Section 7, "Agent" shall include the officers, directors, partners, employees, agents and counsel of the Agent), and each person, if any, who controls an Agent ("controlling person") within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several (and actions, proceedings, suits and litigation in respect thereof), whatsoever (including but not limited to any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any action, suit, proceeding or litigation, commenced or threatened, or any claim whatsoever), as such are incurred, to which the Agent or any such controlling person may become subject, under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained (i) in the Preliminary Prospectus, the Registration Statement or the Prospectus (as from time to time amended and supplemented), (ii) in any post-effective amendment or amendments or any new registration statement and prospectus in which the Bonds are included or (iii) in any application or other document or written communication (in this Section 7 collectively called "application") executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Bonds or such securities under the securities laws thereof or filed with the Commission, any state regulatory authority, NASDAQ or any securities exchange or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances under which they were made), unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to the Agent by or on behalf of the Agent or the Soliciting Dealers expressly for use in the Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, or in any application, as the case may be. The Company acknowledges that the statements set forth under "PLAN OF DISTRIBUTION" and the stabilization legend in the Preliminary Prospectus and the Prospectus constitute the only written information furnished to the Company with respect to the Agent by or on behalf of the Agent or a Soliciting Dealer expressly for use in the Preliminary Prospectus, the Registration Statement, the Prospectus or any application. The indemnity agreement in this subsection (a) shall be in addition to and not duplicative of any liability which the Company may have at common law or otherwise.
                  (b) The  Agent  agrees  to  indemnify  and hold  harmless  the
Company, each of its directors, each of its officers who has signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of the Act, to the same extent as the foregoing indemnity from the Company to the Agent but only with respect to statements or omissions, if any, made in the Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, or in any application made in reliance upon, and in strict conformity with, written information furnished to the Company with respect to such Agent by such Agent expressly for use in such Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, or in any such application, provided that such written information or omissions only pertain to disclosures in the Preliminary Prospectus, the Registration Statement or the Prospectus. The Company acknowledges that the statements set forth under "PLAN OF DISTRIBUTION" and the stabilization legend in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of any of the Agent expressly for use in the Preliminary Prospectus, the Registration Statement, the Prospectus or any application. The Agent shall also indemnify the Company to the same extent as the foregoing for matters arising from sales activities of the Agent and Soliciting Dealers in contravention of the Act, the Exchange Act, state securities laws or regulations, Rules and Regulations and the NASD rules. The indemnity agreement in this subsection (b) shall be in addition to and not duplicative of any liability which the Agent may have at common law or otherwise.
                  (c) Promptly after receipt by an indemnified  party under this
Section 7 of notice of the commencement of any action, suit or proceeding, such indemnified party shall, if a claim in respect thereof is to be made against one or more indemnifying parties under this Section 7, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent that it has been prejudiced in a material respect by such failure or from any liability which it may have otherwise). In case any such action, suit or proceeding is brought against any indemnified party, and it notifies an indemnifying party or parties of the commencement thereof, the indemnifying party or parties will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action at the expense of the indemnifying party, (ii) the indemnifying parties shall not have employed counsel reasonably satisfactory to such indemnified party to have charge of the defense of such action within a reasonable time after notice of commencement of the action or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of one additional counsel shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Anything in this Section 7 to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent, provided that such consent was not unreasonably withheld.
                  (d) In order to provide for just and equitable contribution in any case in which (i) an indemnified party makes claim for indemnification pursuant to this Section 7, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of this Section 7 provide for indemnification in such case, or (ii) contribution under the Act may be required on the part of any indemnified party, then each indemnifying party shall contribute to the amount paid as a result of such losses, claims, damages, expenses or liabilities (or actions, suits, proceedings or litigation in respect thereof) (A) in such proportion as is appropriate to reflect the relative benefits received by each of the contributing parties, on the one hand, and the party to be indemnified on the other hand, from the offering of the Bonds or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. In any case where the Company is a contributing party and an Agent is the indemnified party, the relative benefits received by the Company, on the one hand, and such Agent, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Bonds (before deducting expenses) bear to the total underwriting commission and expense allocations payable to Agent hereunder, in each case as set forth in the table on the Cover Page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by Agent, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions, suits, proceedings or litigation in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing or defending any such action, claim, suit, proceeding or litigation. Agent shall not be required under this subsection (d) to contribute any amount in excess of the underwriting commissions and expense allocations payable hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this
Section 7, each person, if any, who controls the Company within the meaning of the Act, each officer of the Company who has signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to this subsection (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit, proceeding or litigation against such party in respect to which a claim for contribution may be made against another party or parties under this subsection (d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have hereunder or otherwise than under this subsection (d), or to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may have at common law or otherwise.
         8. Representations and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto shall be deemed to be representations, warranties and agreements at the Initial Closing and Final Closing, as the case may be, and such representations, warranties and agreements of the Company and the respective indemnity agreements contained in Section 7 hereof shall remain operative and in full force and effect as of such dates, regardless of any investigation made by or on behalf of the Agent, the Company, any of the Subsidiaries or any controlling person, and shall survive termination of this Agreement.
         9. Effective Date. This Agreement shall become effective at 10:00 a.m., New York City time, on the date hereof, or at such earlier time after the Registration Statement becomes effective as the Agent, in its discretion, shall undertake to offer the Bonds for the sale to the public, provided that the provisions of Sections 5, 7 and 10 of this Agreement shall at all times be effective. For purposes of this Section 9, the Bonds to be offered hereunder shall be deemed to have been so offered upon the earlier of dispatch by the Agent of telegrams to securities dealers releasing the Bonds for offering or the release by the Agent for publication of the first newspaper advertisement which is subsequently published relating to the Bonds.
         10.      Termination.
                  (a) Subject to  subsection  (b) of this  Section 10, the Agent shall have the right to terminate this Agreement (i) if any domestic or international event or act or occurrence has or in the Agent's reasonable opinion will in the immediate future have a material adverse effect on the Company or the securities market in general or (ii) if trading on the New York Stock Exchange, the American Stock Exchange or in the over-the-counter market shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required on the over-the-counter market by the NASD or by order of the Commission or any other government authority having jurisdiction; or (iii) if the United States shall have become involved in a war or major hostilities, or there shall have been an escalation in an existing war or major hostilities, or a national emergency shall have been declared in the United States; or (iv) if a banking moratorium has been declared by a state or federal authority; or (v) if a moratorium in foreign exchange trading has been declared; or (vi) if the Company or any of the Subsidiaries shall have sustained a loss material or substantial to the Company or any of the Subsidiaries by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Agent's reasonable opinion, make it inadvisable to proceed with the delivery of the Bonds; or (vii) if there shall have been such a material adverse change in the conditions or prospects of the Company or any of the Subsidiaries, or such material adverse change in the general market, political or economic conditions in the United States or elsewhere, as in the Agent's judgment would make it inadvisable to proceed with the offering, sale and/or delivery of the Bonds; or (viii) if Joseph P. Martori shall no longer serve the Company in his present capacity.
                  (b) If this Agreement is terminated by the Agent in accordance with the  provisions of Section 2, Section 4(a),  Section  10(a)(i),  10(a)(ii),
Section  10(a)(iii),  Section  10(a)(iv),  Section 10(a)(v),  Section 10(a)(vi),
Section 10(a)(vii), Section 10(a)(viii) or Section 11 or if this Agreement shall not be carried out within the time specified herein, or any extension thereof granted to the Agent, by reason of any failure on the part of the Company to perform any material undertaking or satisfy any material condition of this Agreement by it to be performed or satisfied (including without limitation, pursuant to Section 2, Section 6, Section 10(a) or Section 11), then the Agent shall be entitled to retain as sole recourse against the Company all amounts paid under Section 5(b) hereof. In addition, the Company shall remain liable for all reasonable Blue Sky counsel fees of the Company and expenses and Blue Sky filing fees of the Company. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement (including, without limitation, pursuant to Sections 2, 6, 10 and 11 hereof), and whether or not this Agreement is otherwise carried out, the provisions of
Section 5 and Section 7 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

         11. Default by the Company. If the Company shall fail at the Initial Closing or Final Closing, as applicable, to sell and deliver the number of Bonds which it is obligated to sell to applicable purchasers on such date, then this Agreement shall terminate without any liability on the part of any party other than pursuant to Sections 5, 7 and 10 hereof.
         12. Notices. All notices and communications hereunder, except as herein otherwise specifically provided, shall be given in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agent shall be directed to the Agent as follows:

                  Brookstreet Securities Corporation
                  2361 Campus Drive, Suite 210
                  Irvine, California 92715
                  Attention:   Mr. Daniel C. Montano
                               Director of Investment Banking

                           With a copy to:
                                    Thelen, Marrin, Johnson & Bridges
                                    333 South Grand Avenue, 34th Floor
                                    Los Angeles, California 90071
                                    Attention:   Ronald Warner, Esq.

                  Notices to the Company shall be directed to the Company as follows:
                           ILX Incorporated
                           2777 East Camelback Road
                           Phoenix, Arizona 85016
                           Attention:   Joseph P. Martori, Esq.,
                                        Chairman and Chief Executive Officer

                           With a copy to:
                                    Colombo & Bonacci, P.C.
                                    2525 East Camelback Road, Suite 940
                                    Phoenix, Arizona 85016
                                    Attention:  Anthony A. Bonacci, Esq.

         13. Parties. This Agreement shall inure solely to the benefit of and shall be binding upon the Agent, the Company and the controlling persons, directors and officers referred to in Section 7 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. No purchaser of Bonds from any Agent shall be deemed to be a successor by reason merely of such purchase.
         14. Construction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California without giving effect to choice of law or conflict of laws principles.
         15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to be one and the same instrument.
         16. Entire Agreement; Amendments. This Agreement constitutes the entire agreement of the parties hereto and supersedes all prior written or oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended except in a writing signed by the Agent and the Company.
         If the foregoing correctly sets forth the understanding between the Agent and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.
                                      Very truly yours,

                                      ILX INCORPORATED



                                      By
                                        --------------------------------
                                                   Nancy Stone
                                             Chief Financial Officer

Confirmed and accepted as of the date first above written.

BROOKSTREET SECURITIES CORPORATION

By
      Daniel C. Montano,
      Director of Investment Banking

                                   EXHIBIT A

                        Subsidiaries of ILX Incorporated

                                                                   Percentage of
                                                         State in  Capital Stock
                                                            which   Owned by ILX
Name                                                 Incorporated   Incorporated

Corporate Entities:
Genesis Investment Group, Inc. .....................      Arizona        100%
Harbour Southwest Development, Inc.(1) .............      Arizona        100%
Laveen Properties, Inc.(1) .........................      Arizona        100%
Pilot Service Corp.(1) .............................      Arizona        100%
Golden Eagle Realty, Inc. ..........................      Colorado       100%
Golden Eagle Resort, Inc. ..........................      Arizona        100%
ILX Florida, Inc. ..................................      Arizona        100%
Southern Vacations, Inc.(2) ........................      Florida        100%
ILE Sedona Incorporated ............................      Arizona        100%
Red Rock Collection Incorporated ...................      Arizona        100%
Red Rock Worldwide Incorporated ....................      Arizona        100%
SXI Health Institute Incorporated ..................      Arizona        100%
Varsity Clubs of America Incorporated ..............      Arizona        100%
VCA Iowa Incorporated(3) ...........................      Arizona        100%
VCA Management Incorporated(3) .....................      Arizona        100%
VCA South Bend Incorporated(3) .....................      Arizona        100%
VCA Tucson Incorporated(3) .........................      Arizona        100%
Syracuse Project Incorporated(1) ...................      Arizona        100%
Partnerships/Joint Ventures:
Los Abrigados Partners Limited Partnership .........      Arizona         (4)

Orangemen Club Limited Partnership .................      New York        (6)


Name                                                State in which Incorporated

Non-Profit Entities (5):
Golden Eagle Resort Condominium                               Colorado
Association, Inc.
Kohl's Ranch Owners Association                               Arizona
Sedona Vacation Club Incorporated                             Arizona
Varsity Clubs of America -- Iowa                              Arizona
Varsity Clubs of America -- Norman                            Arizona
Varsity Clubs of America -- South Bend                        Arizona
Chapter
(1)      Subsidiaries of Genesis Investment Group, Inc.
(2)      Subsidiary of ILX Florida, Inc.
(3)      Subsidiaries of Varsity Clubs of America Incorporated
(4) The general partner of the partnership is ILE Sedona Incorporated, which has a 78.5% interest in the partnership, which is pledged to a third party to secure financing. The limited partners, which include controlling persons of ILX Incorporated, have a 21.5% interest in the partnership.
(5)      Non-profit entities without capital stock.
(6) The general partner is Syracuse Project Incorporated, which has an 80% interest in the partnership.

                                   EXHIBIT B

                                ILX INCORPORATED
                            (An Arizona Corporation)


               Placement Agent's Warrant ("Warrant") to Purchase
                             Shares of Common Stock

NEITHER THIS WARRANT NOR THE COMMON STOCK UNDERLYING THIS WARRANT HAVE BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE. CONSEQUENTLY, NEITHER THIS WARRANT NOR THE COMMON STOCK UNDERLYING THIS WARRANT MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR OTHERWISE HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE APPLICABLE
SECURITY, OR AN EXEMPTION THEREFROM, ACCOMPANIED BY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

         1. Grant of Warrant. For value received in connection with the offering (the "Offering") of its 10% Convertible Adjustable Secured Bonds due 2000 (the "Bonds"), ILX Incorporated, an Arizona corporation ("ILX" or the "Company"), hereby grants to Brookstreet Securities Corporation, a California corporation, or its registered assigns ("Holder"), the right to purchase from the Company ("Warrant") _________ shares of ILX Common Stock (the "Shares"), no par value, ("Common Stock") upon the Final Closing (as defined in Section 2(c) of the Placement Agent Agreement, dated ______________, 1995, between the Company and Brookstreet Securities Corporation) of the Offering on the terms and conditions set forth herein. The Exercise Price for such Warrant shall be $3.60 per share. The Exercise Price is subject to adjustment as provided in Section 5 below.
         2. Right and Manner of Exercise. This Warrant shall be exercisable at any time from and after the first anniversary of the date hereof and ending at 5:00 P.M. California time on the fifth anniversary of the date hereof (the "Exercise Period"). The Holder may elect to exercise this Warrant anytime during the Exercise Period as to any or all of the Shares by delivering written notice, or successive written notices, of exercise to the Company (as provided in
Section 11) in the form attached hereto as Exhibit A accompanied by payment of an amount equal to the product of (i) the number of Shares being purchased and
(ii) the Exercise Price, as each may have been adjusted pursuant to the terms of this Agreement.
         3. Issuance of Shares and New Warrant. If the purchase rights evidenced by this Warrant are exercised in whole or in part, one or more certificates for the Shares so purchased shall be issued at the Company's expense as soon as practicable thereafter to the Holder exercising such rights. Such Holder shall also be issued at such time at the Company's expense a new Warrant on the same terms and conditions as this Warrant, but representing the number of Shares (if any) for which the purchase rights under this Warrant remain unexercised.
         4. Privilege of Stock Ownership. The Holder shall for all purposes be deemed to have become the holder of record of Shares issued upon an exercise of this Warrant on, and the certificate evidencing such Shares shall be dated, the date upon which the Holder presents to the Company each of notice of an intent to exercise this Warrant pursuant to Section 2 and payment of the Exercise Price. Holder shall receive good and marketable title to all Shares that Holder purchases and the Company delivers upon the exercise of any or all of the Warrants. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights as a shareholder of the Company, including (without limitation) the right to vote, receive dividends or other distributions, exercise preemptive rights or be notified of shareholder meetings, and such Holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company except as otherwise provided herein.
         5. Reservation and Availability of Shares. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Stock for the purpose of enabling it to satisfy any obligation to issue Shares upon exercise of this Warrant, the full number of Shares deliverable upon the exercise or conversion of the entire outstanding amount of this Warrant. Before taking any action which would cause an adjustment pursuant to Section 6 reducing the Exercise Price, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable Shares at the Exercise Price as so adjusted. The Company covenants that all Shares which may be issued upon exercise of this Warrant will, upon issue, be fully paid and non-assessable, free and clear of all voting and other trust arrangements, liens, encumbrances, equities and claims whatsoever, and the Company shall have paid all taxes, if any, in respect of the issuance thereof.
         6. Adjustment of Exercise Price/Anti-Dilution. The Exercise Price and the number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of the events enumerated in this Section 6.
                  6.1. Stock Splits and Combinations. If the Company shall at any time subdivide or combine its outstanding Common Stock, or fix a record date for payment of a dividend in Common Stock or other securities of the Company exercisable, convertible or exchangeable for Common Stock (in which latter event the maximum number of shares of Common Stock issuable upon the exercise, conversion or exchange of such securities shall be deemed to have been distributed), after that subdivision, combination or dividend, the number of Shares subject to purchase shall be adjusted to that number of Shares which is determined by (A) multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment by the Exercise Price in effect immediately prior to such adjustment, and then (B) dividing that product by the Exercise Price in effect immediately after such adjustment. If the Company shall at any time subdivide the outstanding shares of Common Stock or fix a record date for payment of a dividend in Common Stock or other securities exercisable, convertible or exchangeable into Common Stock, the Exercise Price then in effect immediately before that subdivision or dividend shall be proportionately decreased, and, if the Company shall at any time combine the outstanding shares of Common Stock, then the Exercise Price in effect immediately before that combination shall be proportionately increased. Any adjustment under this
Section 6.1 shall become effective at the close of business on the date the subdivision or combination becomes effective or the dividend is distributed.
                  6.2 Reclassification, Exchange and Substitution. If the Shares issuable upon exercise of the Warrant shall be changed into the same or a different number of shares of any other class or classes of securities, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination or payment of dividend of securities provided for above), the Holder of this Warrant shall, on its exercise, be entitled to purchase for the same aggregate consideration, in lieu of the Shares which the Holder would have become entitled to purchase but for such change, a number of shares of such other class or classes of securities which such Holder would have been entitled to receive as the holder of that number of Shares subject to purchase by the Holder on exercise of this Warrant immediately before that change.
                  6.3  Reorganizations,  Mergers,  Consolidations  or  Sales  of
Assets. If at any time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, payment of dividend, reclassification or exchange of Common Stock provided for above), or merger or consolidation of the Company with or into another corporation, or the sale of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation or sale, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified in this Warrant and upon payment of the Exercise Price then in effect, the number of Shares or other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation, to which a Holder of the Shares issuable upon exercise of this Warrant would have been entitled in such capital reorganization, merger, or consolidation or sale if this Warrant had been exercised immediately before that capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder of this Warrant after the reorganization, merger, consolidation, or sale such that the provisions of this Warrant (including adjustment of the Exercise Price then in effect and number and kind of securities purchasable upon exercise of this Warrant) shall be applicable after that event in relation to any securities purchasable after that event upon exercise of this Warrant.
                  6.4 Minimum Exercise Price Adjustment. No adjustment in the Exercise Price shall be required unless such adjustment would require in increase or decrease of at least one-half of one percent (0.5%) or more of the Exercise Price, provided, however, that any adjustments which by reason of this Subsection 6.4 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 6 shall be made to the nearest cent or to the nearest one-hundredth of a Share as the case may be.
         7. Notices to Holder. Upon any adjustment of the Exercise Price pursuant to Section 6, the Company within 20 days thereafter shall cause to be given to the Holder pursuant to Section 11 hereof written notice of such adjustment, which notice shall set forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 7.
                  In the event of any of the following:
                  7.1 the Company shall authorize the issuance to its holders of shares of Common Stock of rights or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or
                  7.2 the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets (other than cash dividends not exceeding [$ ____] per share of Common Stock payable during any three-month period or distributions or dividends payable in shares of Common Stock); or
                  7.3 any consolidation or merger to which the Company is a party and for which approval of any shareholder of the Company is required, or of the conveyance or transfer of the properties and assets of the Company as, or substantially as, an entirety, or of any reclassification or change of outstanding shares of Common Stock issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or
                  7.4 the voluntary or involuntary dissolution, liquidation or winding up of the Company; or
                  7.5 the Company proposes to take any action (other than actions of the character described in Subsection 6.1 except as required under Subsection 7.3 above) which would require an adjustment of the Exercise Price pursuant to Section 6; then the Company shall cause to be given to the Holder, at least 20 days (or ten days in any case specified in Subsections 7.1 or 7.2 above) prior to the applicable record date hereinafter specified, a written notice stating (i) the date as of which the holders of record of shares of
Common Stock to be entitled to receive any such rights, warrants, or distribution are to be determined, or (ii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation, or winding up is expected to become effective, and the date as of which it is that holders of record of shares of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation, or winding up. The failure to give the notice required by this Section 7 or any defect therein shall not affect the legality or validity of any distribution, right, warrant, consolidation, merger, conveyance, merger, dissolution, liquidation, or winding up, or the vote upon any such action.
         8. Transfers. The Holder acknowledges and agrees that this Warrant and the Common Stock underlying this Warrant may not be sold, pledged, assigned, transferred or otherwise hypothecated without registration under the Act except in certain limited circumstances where an exemption from registration exists, supported by an opinion of counsel satisfactory to the Company and its counsel that registration is not required thereunder. The Warrants are non-transferable (whether by sale, transfer, assignment or hypothecation) except for (i) transfers to officers of Brookstreet Securities Corporation who are also shareholders of Brookstreet Securities Corporation, (ii) transfers occurring by operation of law.
         9. Fractional Shares. No fractional shares of Common Stock shall be issued in connection with any exercise of this Warrant. In lieu of the issuance of such fractional share, the Company shall make a cash payment equal to the then fair market value of such fractional share as determined in good faith by the Company's Board of Directors.
         10. Successors and Assign. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon the Company and the Holder hereof and their respective successors and assigns.
         11. Notices. All notices, requests, demands and other communications (collectively, "Notices") under this Warrant shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom Notice is to be given, or on the third business day after the date of mailing if mailed to the party to whom Notice is to be given, by first class mail, registered to the Holder, at his address as shown in the Company records; and if to the Company, at its principal office. Any party may change its address for purposes of this Section by giving the other party written Notice of the new address in the manner set forth above.

         12. Registration Rights. The Holder shall have registration rights with respect to the Shares as set forth in Appendix I attached hereto.

         13. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Arizona without regard to principles of conflicts of laws.
         14. Loss or Mutilation of Warrant. Upon receipt of evidence reasonably satisfactory to the Company regarding the loss, theft, mutilation or destruction of this Warrant and upon delivery of appropriate indemnification with respect thereto or upon surrender or cancellation of the mutilated Warrant, the Company will make and deliver to the Holder a new Warrant of like tenor.
                                                                ILX INCORPORATED



                                       By
                                                , President
Attest:




                                                , Secretary




                                                    ASSIGNMENT



FOR VALUE  RECEIVED,  __________________________________________________  hereby sell(s),  assign(s), and transfer(s) unto  ____________________________________, of _______________________, the right to purchase Shares evidenced by the within Warrant, and does hereby irrevocable constitute and appoint ______________________________ to transfer such right on the books of the Company, with full power of substitution.

DATED:  ____________________, 199_



---------------------------------------------
SIGNATURE



--------------------------------------------------------------------------------

NOTICE:

This Warrant, or the Common Stock underlying the Warrant, have not been registered under the Securities Act of 1933 (the "Act") or any states' securities laws (the "laws") and may not be sold, pledged, transferred or otherwise disposed of in the absence of an effective registration statement covering these securities under the Act or laws, or an available exemption therefrom, accompanied by an opinion of counsel satisfactory to the Company and its counsel that registration is not required thereunder.

The signature to this Assignment must correspond with the name as written upon the face of the within Warrant, in every particular, without alteration or enlargement, or any change whatsoever.

                                   EXHIBIT A

                                EXERCISE NOTICE



ILX INCORPORATED
2777 East Camelback Road
Phoenix, Arizona 85016

Gentlemen:

         ____________________________________________________(the "Undersigned")
         (Type or Print Name)

hereby elects to purchase, pursuant to the provisions of the ILX Incorporated Placement Agent's Warrant dated _________, 1995 held by the undersigned, __________ shares of the Common Stock of ILX Incorporated.

         As an inducement to your acceptance hereunder, the undersigned certifies that the Common Stock is being purchased for the undersigned's own account, for investment purposed, and not with a view toward a public distribution in violation of the registration requirements of the Securities Act of 1933, as amended.
         Payment of the purchase price of $__________ per share of Common Stock in U.S. funds required under such Warrant accompanies this subscription.


DATED:  _________________________, 199_


Company:          __________________________________

Signature:        __________________________________

Address:          __________________________________

                  ----------------------------------

                                   Appendix I

                              Registration Rights

         This Appendix I ("Appendix") is attached to an Placement Agent's Warrant ("Warrant") of ILX Incorporated, an Arizona Corporation (the "Company"), issued in favor of Brookstreet Securities Corporation, a California Corporation (the "Holder").
         1.       Definitions.  For purposes of this Appendix:
                  1.1 The  term  "register,"  "registered,"  and  "registration"
refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "1933 Act"), and the declaration or ordering of effectiveness of such registration statement or document by the Securities and Exchange Commission ("SEC");
                  1.2  The term "Registerable Securities" means any common stock of the Company ("Common Stock") issued upon an exercise of the Warrant;
                  1.3 The  number  of shares of  "Registerable  Securities  then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to any unexercised portion of the Warrant which are, Registerable Securities;
                  1.4 The term  "Holder"  means any person  owning or having the right to Registerable Securities or any assignee thereof in accordance with the provisions of Section 11 of this Appendix; and
                  1.5 The term "Applicable  Form" means such  registration  form under the 1933 Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the Securities and Exchange Commission ("SEC") that may be used by the Company for the registration of its securities.
                  1.6 The term "Offering"  means any offering of Common Stock of the Company pursuant to a registration statement filed with the SEC under the 1933 Act.
                  1.7 The term "Indenture" means that certain Indenture dated as
_______ __, 1995 between the Company and __________________________, as Trustee.
                  1.8 All other  capitalized  terms contained  herein shall have the meaning ascribed to them in the attached Warrant.
         2.       Registration of Registerable Securities.
                  2.1 If the Company intends to conduct an Offering on or before the seventh anniversary of the date of the Indenture (including for the purpose of a registration effected by the Company for shareholders other than the Holder) of any of its Common Stock or other securities under the 1933 Act in connection with the public offering of such securities solely for cash (other than a registration relating either to (i) the sale of securities to participants in a Company stock option, stock purchase or similar plan, or (ii) a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registerable Securities), the Company shall, at such time, promptly give the Holder written notice of such proposed registration pursuant to Section 11 of the Warrant. Upon the written request of Brookstreet Securities Corporation only, regardless of whether it has assigned any portion of the Warrants, given to the Company within 20 days after deemed receipt of such notice from the Company, the Company shall, subject to the provisions of
Section 6 of this Appendix, cause to be registered under the 1933 Act not less than all of the Registerable Securities. The Company shall be entitled to postpone the inclusion of the Shares in the Registration Statement for a reasonable time if the underwriter in the Offering reasonably determines that registration of the Shares would render the Offering impracticable or infeasible.
                  2.2 If (a) the  Company  has not  conducted  an Offering on or before the seventh anniversary of the Indenture or (b) the Company has conducted an Offering on or before the seventh anniversary of the Indenture but, notwithstanding the request of the Holder in accordance with Section 2.1, the Registerable Shares were not registered, then for a period of one (1) year from such date, the Holder may, by written notice to the Company pursuant to Section 11 of the Warrant, demand that the Company file a registration statement covering not less than all of the Holder's Registerable Securities on such form as shall be appropriate under the 1933 Act for the sale of such Registerable Securities. The Company shall file the applicable registration statement within 60 days of receipt of such notice (or such longer period as may be agreed to by Holder).
                  2.3 The registration rights granted pursuant to this Section 2 may not be exercised more than once (provided, however, that any request made pursuant to this Section 2 which does not result in the declaration of effectiveness of a registration statement covering the Registerable Securities owned by the Holder, whether as a result of the withdrawal of the registration statement by the Company, through other action or inaction of the Company, a postponement by the underwriters in the Offering or otherwise, shall not constitute the exercise of Holder's rights pursuant to this Section 2 and such rights shall remain intact pursuant to Section 2.1 or Section 2.2, as applicable).
         3. Obligations of the Company. Whenever required under this Appendix to effect the registration of any Registerable Securities, the Company shall, as expeditiously as reasonably possible:
                  3.1  Prepare  and file with the SEC a  registration  statement with respect to such Registerable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holder, keep such registration statement effective for up to 120 days;
                  3.2  Prepare  and  file  with  the  SEC  such  amendments  and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement;
                  3.3  Furnish  to  the  Holder  such  numbers  of  copies  of a
prospectus,   including  a  preliminary  prospectus,   in  conformity  with  the
requirements of the 1933 Act, and such other documents as the Holder may reasonably request in order to facilitate the disposition of Registerable Securities owned by the Holder;
                  3.4  Use  its  best   efforts  to  register  and  qualify  the
securities  covered  by  such  registration   statement  (i)  under  such  other
securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holder and (ii) with (or obtain the approval of) such other governmental agencies or authorities as may be necessary by virtue of the nature and business of the Company to enable the Holder or any underwriter to consummate the disposition of Registerable Securities so registered; provided that the Company shall not be required in connection with or as a condition thereto to qualify to do business or to file a general consent to service of process in any such state or jurisdictions;
                  3.5 In the event of any underwritten  public  offering,  enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering, including, but not limited to, making such representations and warranties to such underwriter and using best efforts to cause Company counsel to render such opinions to such underwriter as such underwriter may reasonably request;
                  3.6 Notify the Holder of  Registerable  Securities  covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and promptly prepare and file with the SEC an appropriate amendment or supplement in form satisfactory to the Holder;
                  3.7 Furnish,  at the request of the Holder, if such Holder has requested registration of Registerable Securities pursuant to this Appendix, on the date that such Registerable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Appendix if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of counsel representing the Company for the purpose of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holder requesting registration of Registerable Securities, and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holder requesting registration of Registerable Securities;
                  3.8  Promptly  notify  the  Holder  (i) when the  registration statement or any amendment to the registration statement or the prospectus used in connection therewith may be filed, and with respect to the registration statement and any post-effective amendment thereto, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to the registration statement or prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the prospectus or the initiation of any proceedings for that purpose, and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registerable Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose;
                  3.9 Make every  reasonable  effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment;
                  3.10  Furnish  to  counsel  for the  Holders  of  Registerable
Securities without charge, at least one copy of the registration statement and any post-effective amendment thereto, including financial statements and schedules and all documents incorporated therein by reference; and
                  3.11   Make   generally   available   to  Holder  as  soon  as
practicable, but not later than the first day of the eighteenth full calendar month following the effective date of the registration statement, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the 1933 Act or the rules and regulations promulgated thereunder, but which shall satisfy the provisions of
Section 11(a) of the 1933 Act) covering a period of at least twelve months beginning after the effective date of the registration statement.
         4. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Appendix with respect to the Registerable Securities of the Holder that such Holder shall furnish to the Company such information regarding itself, and the Registerable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of Holder's Registerable Securities.
         5. Expenses of Registration. The Company shall bear and pay expenses incurred in connection with any registration, filing or qualification of Registerable Securities with respect to registration pursuant to Section 2 or
Section 10 of this Appendix for the Holder (which right may be assigned as provided in Section 11 of this Appendix), including (without limitation) all registration, filing, and qualification fees (including those fees with respect to filings required to be made with the NASD and fees and expenses of compliance with state securities or blue sky laws), printers and accounting fees relating or apportionable thereto, but excluding the fees and disbursements of counsel for the Holder and underwriting discounts and commissions relating to Registerable Securities.
         6. Underwriting Requirements. In connection with any Offering pursuant to Section 2.1 hereof, involving an underwriting of shares being issued by the Company, the Company shall not be required under Section 2 of this Appendix to include any of the Holders' Registerable Securities in such underwriting unless the Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If the total amount of securities, including Registerable Securities, requested by Holders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters reasonably believe compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registerable Securities, which the underwriters believe will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling Holders according to the total amount of securities entitled to be included therein owned by each selling Holder or in such other proportion as shall mutually be agreed to by such selling Holders). If all of the Holders' Registerable Securities have not been registered for sale due to the provisions of this Section 6, the provisions of
Section 2.3 shall control.
         7. Agreements by Holder. Whenever required under this Appendix to effect the registration of any Registerable Securities, the Holder shall, as expeditiously as reasonably possible:
                  7.1 Furnish the Company all material information  requested by the Company concerning Holder and Holder's holdings of securities of the Company and the proposed method of sale or other disposition of the Registerable
Securities and such other information and undertakings as shall be reasonably required in connection with the preparation and filing of any such registration statement covering all or part of the Registerable Securities and in order to ensure full compliance with the 1933 Act;
                  7.2   Cooperate  in  good  faith  with  the  Company  and  its
underwriters, if any, in connection with such registration, including performing its obligations under any underwriting agreement and placing the Registerable Securities to be included in such registrations statement in escrow or custody to facilitate the sale and distribution thereof.
         8. Indemnification. In the event any Registerable Securities are included in a registration statement under this Appendix:
                  8.l To the extent permitted by law, the Company will indemnify and hold harmless the Holder, any underwriter (as defined in the 1933 Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"); (i) any untrue statement of a material fact by the Company or alleged untrue statement of a material fact contained in such registration statement, including prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission by the Company to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law. The Company will pay as incurred to such Holder, underwriter or controlling person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 8.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld) nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Holder, underwriter or controlling person.
                  8.2 To the extent  permitted by law, the Holder will indemnify and hold harmless the Company, each of its directors, each officer who has signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act, any underwriter, any other holder selling securities in such registration statement and any controlling person of any such underwriter or other holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation in reliance upon and in conformity with information furnished by the Holder expressly for use in connection with such registration; and the Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this
Section 8.2 in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 8.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld); provided, that in no event shall any indemnity under this Section 8.2 exceed the gross proceeds from the offering received by such Holder.
                  8.3 Promptly after receipt by an indemnified  party under this
Section 8 of notice of the commencement of any action (including any governmental action), such indemnified party will if a claim in respect thereof is to be made against any indemnifying party under this Section 8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties provided that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party other than under this Section 8.
                  8.4 If the  indemnification  provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liability or expenses referred to herein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Holder and any underwriter from the offering at issue, or (ii) if the allocation by clause (i) above is not permitted by law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Holder and any underwriter in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company, the Holder and any underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, or with respect to the Holder or any underwriter, information supplied by such person for inclusion in documents relating to the offering and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the provisions of this Section 8.4, the Holder shall not be obligated to contribute hereunder any amount which in the aggregate exceeds the amount for which it would have been liable pursuant to Section 8.2 in respect of such loss, claim, damage, liability or action had indemnification been available under
Section 8.2. The Company and the Holder agree that it would not be just and equitable if contribution pursuant to this Section 8.4 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 8.4. The amount paid or payable by any party as a result of the losses, claims, damages, liabilities and expenses referred to in this Section 8.4 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
                  8.5 Any losses,  claims,  damages  liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any entity, (ii) acceptance of any securities and payment therefor, and (iii) any termination of the provisions of this Appendix.
                  8.6  Notwithstanding  any  provisions  in the  Warrant or this
Appendix to the contrary, the benefits and obligations of this Section 8 shall survive the termination of the Warrant and the termination of any registration rights set forth in this Appendix.
         9. Reports Under the 1934 Act. With a view to making available to the Holder the benefits of Rule 144 promulgated under the 1933 Act ("Rule 144") and any other rule or regulation of the SEC that may at any time permit the Holder to sell securities of the Company to the public without registration or pursuant to a registration on any Applicable Form, the Company agrees to:
                  9.1 make and keep public information available, as those terms are understood and defined in Rule 144, at all times after 90 days following the closing by the Company of an Offering;
                  9.2 take such action,  including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holder to utilize any applicable Form for the sale of Registerable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the Company closes an Offering;
                  9.3 file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act; and
                  9.4  furnish to the  Holder,  so long as the  Holder  owns any
Registerable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after 90 days following the closing by the Company of an Offering), the 1933 Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to the Applicable Form (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company filed with the SEC and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing the Holder of any rule or regulation of the SEC which permits the selling of any securities without registration or pursuant to any Applicable Form.
         10. Assignment of Registration Rights. The rights to cause the Company to register Registerable Securities pursuant to this Appendix may be assigned by the Holder to a transferee or assignee of at least twenty-five percent (25%) of the shares of such securities (appropriately adjusted to reflect any stock dividend, distribution, stock split or combination, reclassification, recapitalization or other similar event affecting the number of shares of Common Stock after ________ __, 1995); provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and the transfer otherwise complies with all applicable provisions under applicable federal and state securities laws.
         11. Amendment of Registration Rights. Any provision of this Appendix may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registerable Securities then outstanding.
         12. Termination of Registration Rights. No person shall be entitled to exercise any right relating to registration provided for in this Appendix after the seventh anniversary of the date of the Warrant.

                                   EXHIBIT E
                             SUBSCRIPTION AGREEMENT

ILX Incorporated
2777 East Camelback Road
Phoenix, Arizona 85016
Fax Number: (602) 957-2780
ATTN: Nancy J. Stone

Ladies and Gentlemen:

         The undersigned (the "Subscriber") hereby subscribes for and agrees to purchase 10% Convertible Adjustable Secured Bonds (the "CAS Bonds") of ILX Incorporated, an Arizona corporation (the "Company"), at a price of $1,000 per CAS Bond, in the amount set forth on the Signature Page to this Subscription Agreement (the "Subscription Price") and on the terms set forth in this Subscription Agreement and in the Prospectus dated November __, 1995 (the "Prospectus"), which is part of Securities and Exchange Commission Registration Statement No. 33-61477, which is incorporated herein by this reference.

         The Subscriber represents and warrants to the Company and covenants and agrees with it as follows:

         1. Payment; Escrow. The Company has entered into an Escrow and Impound Agreement (the "Escrow and Impound Agreement") with U.S. Trust Company of California (the "Trust Agent"), and the Trust Agent has established an escrow and impound account (the "Escrow and Impound Account") subject to the Escrow and Impound Agreement. The Subscriber delivers with this Subscription Agreement the full amount of the Subscription Price paid by check, payable to the ILX CAS Bond Escrow and Impound Account, or concurrently with the delivery of this Subscription Agreement has wire transferred to the ILX CAS Bonds Escrow and Impound Account as follows:
                                         Trust Agent
                                    ABA: _______________
                                    FBO: _______________
                                    --------------------
                                    Attn: ______________
                                    Ref: ILX Incorporated

         2. Termination of Escrow and Impound; Distribution of Funds. The Escrow and Impound Account will terminate and the funds held therein shall be disbursed as described below on December 15, 1995 or such later date as extended by the Company in its sole discretion, by written notice to Brookstreet Securities Corlporation ("Placement Agent"), to a date not later than January 14, 1995 (the "Termination Date"); provided, however, that if the Company provides a written statement to the Trust Agent that the Company has accepted subscriptions for at least $2,000,000 in principal amount of CAS Bonds and the Trust Agent has received gross proceeds of $2,000,000 in "collected funds" (defined below) (the "Minimum Subscriptions") by and before the Termination Date, then the Escrow and Impound Account shall not terminate but shall be extended until and including the last "Closing" (defined below) to occur.

         For purposes of this Agreement, the term "collected funds" shall mean all funds received by the Trust Agent that have cleared normal banking channels and are in the form of cash or cash equivalents.

         a. If the Trust Agent receives the Minimum Subscriptions prior to the Termination Date in collected funds and the other conditions are met as set forth in the Escrow and Impound Agreement, a copy of which is attached as an Exhibit to the Registration Statement and incorporated herein by this reference, a closing (the "Initial Closing") shall be held on a date selected by the Company, which date may be after the Termination Date but as soon as practicable after the Company's acceptance of the last of the Minimum Subscriptions. At the Initial Closing, the Trust Agent shall release the collected funds then on deposit in the Escrow and Impound Account based on the subscriptions as to which the Iniitial Closing relates, along with all accrued interest thereon, at the direction of the Company.
         b. The Company may agree to continue the offering of the CAS Bonds after the Initial Closing and prior to the Termination Date until up to $5,000,000 in principal amount of the CAS Bonds are subscribed for, or until earlier terminated by agreement between the Company and Placement Agent. If such additional subscriptions are tendered and accepted after the Initial Closing and prior to the Termination Date, an additional closing (the "Final Closing") with respect to such subscriptions shall be held in accordance with the terms of the Prospectus which shall be and occur on a date selected by the Company, which date may be after the Termination Date, but as soon as practicable after the Company's acceptance of such subscriptions. Each of the Initial Closing and the Final Closing shall be referred to herein as a "Closing." If, prior to the Termination Date, subscriptions for more than $5,000,000 in principal amount of CAS Bonds are received (an "Oversubscription"), the Placement Agent in its sole and absolute discretion, may allocate (in such manner as the Placement Agent determines) the CAS Bonds among the subscribers as to whom a Closing has not already been held.

         c. Upon the occurrence of a Closing with respect to which the Subscriber's subscription has been accepted, in whole or in part, and as soon as practicable thereafter but in any event in compliance with all applicable laws, the Placement Agent shall cause certificates representing the CAS Bonds for which the Subscriber's subscription has been accepted to be transmitted to the Subscriber or such other person or entity as the Subscriber has indicated below.

If the Trust Agent does not receive the Minimum Subscriptions prior to the Termination Date, the Trust Agent promptly shall notify each of the applicable state securities administrators if and as required, by telephone or telegraph confirmed in writing, of such fact, and shall promptly, thereafter, refund to the Subscriber the amount received from the Subscriber, without deduction, penalty, or expense to the Subscriber, and the Trust Agent shall notify the Company of its distribution of the funds. Such distribution shall include the Subscriber's pro rata share of any interest earned while the Subscriber's funds were on deposit in the Escrow and Impound Account and such funds were invested, as described in the Escrow and Impound Agreement. The purchase money returned to the Subscriber shall be free and clear of any and all claims of the Company or any of its creditors. Except as otherwise agreed between the Subscriber and the Company, certificates representing the CAS Bonds shall not bear any legends restricting transfer.

         2. Irrevocable; Rejection of Acceptance of the Subscription by the Company. This Subscription Agreement is irrevocable by the Subscriber. The Company may, in its sole discretion, accept or reject this Subscription Agreement in whole or in part at any time. If the Company rejects the Agreement in whole or the Placement Agent does not allocate CAS Bonds to the subscriber due to Oversubscription, the Company or the Placement Agent, as applicable, will promptly cause the Trust Agent to return the entire amount paid by the Subscriber in connection with this Subscription Agreement, with accrued interest, by mailing a check to the Subscriber. If the Company rejects the Subscription Agreement in part or the Placement Agent does not allocate the full amount of CAS Bonds subscribed for hereunder due to an Oversubscription, the Company or the Placement Agent, as applicable, promptly will cause the Escrow and Impound Agent to return the amount paid by the Subscriber in connection with the portion of this Subscription Agreement that is rejected or for which CAS Bonds are not allocated, with accrued interest, by mailing a check in such amount to the subscriber. Unless and until the Company accepts this Subscription Agreement and the Company receives payment in full for the CAS Bonds upon release of the funds therefor from the Trust Agent, the Subscriber will not become a holder of the CAS Bonds subscribed for hereunder and such CAS Bonds will not be considered issued or outstanding.

         3. Acknowledgements. By entering this Subscription Agreement, the Subscriber acknowledges that the Subscriber has received and thoroughly reviewed the Prospectus relating to the offering of CAS Bonds. The Subscriber further acknowledges that the Subscriber has investigated all issues to the Subscriber's satisfaction, and has consulted with such of the Subscriber's own legal counsel or other advisors as the undersigned deems necessary. The Subscriber understands that the Company is obligated to obtain the Minimum Subscriptions prior to the Termination Date before the Company will receive any offering proceeds and before the Subscriber will receive certificates representing the CAS Bonds for which and to the extent that this Subscription Agreement may have been accepted, if any.

         4. Capacity; Enforceability. The Subscriber represents and warrants that: (a) if the Subscriber is executing this Subscription Agreement in a representative or fiduciary capacity, the Subscriber has full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of the Subscriber's principal; and (b) this Subscription Agreement constitutes a legal, valid and binding obligation of the Subscriber (or the person for whom the Subscriber is executing this Subscription Agreement) enforceable against the Subscriber (or such person) in accordance with its terms.

         5. Miscellaneous. This Subscription Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof and it supersedes and discharges all prior agreements (written and oral) and negotiations and all contemporaneous oral agreements concerning such subject matter. This Subscription Agreement may not be amended or terminated except by a writing signed by the party against whom any such amendment or terminations is sought. If the Subscriber is more than one person, the obligation of the Subscriber shall be joint and several. This Subscription Agreement is governed by Arizona law.

         6.       Subscription.

                  Number of CAS Bonds subscribed for: ___________________ Total Amount of payment: $______________________________


ADDRESS OF SUBSCRIBER:                      SIGN AND DATE HERE:



(Street)                                    (Print Name of Subscriber)

                                            By:
                                                   (Signature)

(City)                                      (Print Name of Signatory)

(State)             (Zip Code)              (Print Title of Signatory)

(Telephone Number)

(Taxpayer Identification Number)                                       (Date)


REGISTRATION AND ADDRESS:

Registration                Mr.

                            Mrs.    Please Print Name(s) in which your CAS Bonds
                            Ms.     are to be registered  _____________________
                            Other   ___________________________________________

Social Security or Taxpayer ID number(s): _____________________________________

                    ---------------------------------------

Ownership

Check One:   Individual Ownership or Separate Property
             Joint Tenants with Right of Survivorship (all parties sign)
             Community Property (both sign if to be registered in both names)
             Tenants in Common (all parties sign)
             Corporation
             Partnership (General or Limited)
             IRA/Keogh Plan (circle one)
             As Trustee or Other Fiduciary for:____________________________
             Other:


Broker-Dealer (Firm):__________________________________________________________
Registered Representative (please print):______________________________________
   Office Address:__________________________________ Phone:____________________
   Dated:_____________________   Signature:____________________________________

                                   EXHIBIT F
                          ESCROW AND IMPOUND AGREEMENT

This Escrow and Impound Agreement is made and entered into as of _______, 1995, by and among U.S. Trust Company of California, N.A. (the "Escrow and Impound Agent"), Brookstreet Securities Corporation (the "Placement Agent") and ILX Incorporated, an Arizona corporation (the "Company").

                                                     RECITALS
         The Company proposes to offer for sale to investors through one or more registered broker-dealers up to 5,000 Convertible Adjustable Secured Bonds (the "CAS Bonds") at a price of $1,000 per CAS Bond (the "Proceeds").

         The Placement Agent intends to sell the CAS Bonds as the Company's agent on a best efforts part-or- none basis for 2,000 CAS Bonds and on a best efforts basis for the remaining CAS Bonds in a public offering (the "Offering") according to the terms and conditions of a Placement Agent Agreement dated November __, 1995 (the "Placement Agent Agreement").

         The Company and the Placement Agent desire to establish an escrow account in which funds received from subscribers will be deposited pending completion of the escrow and impound period. U.S. Trust Company of California is a bank, as defined in Section 3(a)(6) of the Securities Exchange Act of 1934 and agrees to serve as Escrow and Impound Agent in accordance with the terms and conditions set forth herein and subject to the approval of any state administrator exercising proper jurisdiction and authority with respect to this Agreement (collectively, "State Administrators").


         The purpose of this Escrow and Impound Agreement is to comply with the provisions of Rules 10(b)-9 and 15c2-4 under the Exchange Act of 1934, state laws that may be applicable and regulations adopted thereunder and the terms and conditions of the Placement Agent Agreement. The term Selected Dealer as used herein shall include the Placement Agent and other agent and/or other selected dealers as part of the selling group, all of whom shall be registered with the Securities and Exchange Commission and under the securities laws of the states in which such Selected Dealer sells the CAS Bonds, and all of whom shall be members of the National Association of Securities Dealers. All Selected Dealers shall be bound by this Agreement. However, for purposes of communications and directives of the Selected Dealers, the Escrow and Impound Agent need only accept those communications and directives signed by the Placement Agent.


                                   AGREEMENT
     Now therefore, in consideration of the foregoing, it is hereby agreed as follows:

         1. Establishment of Escrow and Impound Account. The parties hereby establish an interest-bearing escrow and impound account with the Escrow and Impound Agent, which escrow account shall be entitled ILX CAS Bond Escrow and Impound Account (the "Escrow and Impound Account"). Each Selected Dealer will instruct subscribers to make checks for subscriptions payable to the order of the Escrow and Impound Agent. Any checks received that are made payable to a party other than the Escrow and Impound Agent shall be returned to the Selected Dealer who submitted the check.


         2. Escrow and Impound Period. The Escrow and Impound Period shall begin with the commencement of the Offering and shall terminate on December 15, 1995, or such later date selected by the Company, in its sole discretion, but not later than January 14, 1995 (the "Termination Date"); provided that, if the Company provides a written statement to the Escrow and Impound Agent that the Company has accepted subscriptions for at least $2,000,000 in principal amount of CAS Bonds and the Escrow and Impound Agent has received gross proceeds of $2,000,000 in "collected funds" (defined below) (the "Minimum Subscriptions") by and before the Termination Date, then the Escrow and Impound Period shall be extended until and including the date of the "Final Closing" (as defined below). For purposes of this Agreement, the term "collected funds" shall mean all funds received by the Escrow and Impound Agent that have cleared normal banking channels and are in the form of cash or cash equivalents able to be converted into cash on a same day basis.


During the Escrow and Impound Period, the Company is aware and understands that it is not entitled to any funds received into escrow and no amounts deposited in the Escrow and Impound Account shall become the property of the Company or any other entity, or be subject to the debts of the Company or any other entity, except to the extent that such funds are directed to be paid in connection with the Initial Closing, as defined in the Placement Agent Agreement.

         3. Deposits into the Escrow and Impound Account. Each Selected Dealer agrees that it shall promptly deliver all monies received from subscribers for the payment of the CAS Bonds to the Escrow and Impound Agent for deposit in the Escrow and Impound Account together with a written account of each sale, which account shall set forth, among other things, the subscriber's name and address, the number of CAS Bonds purchased, the amount paid therefor, whether the consideration received was in the form of a check or wire transfer, the date of said check or wire transfer, and the date received by such Selected Dealer. All monies so deposited in the Escrow and Impound Account are hereinafter referred to as the "Escrow and Impound Amount."

         4.       Disbursements from the Escrow and Impound Account.


                  A. If the Escrow and Impound Agent does not receive the Minimum Subscriptions prior to the Termination Date, the Escrow and Impound Agent promptly shall notify each of the applicable State Administrators if and as required, by telephone or telecopy confirmed in writing, of such fact (or, if permitted, shall notify the Company, which shall notify the applicable State Administrators as required), and shall promptly, thereafter, refund to each subscriber the amount received from the subscriber, without deduction, penalty, or expense to the subscriber, and the Escrow and Impound Agent shall notify the Company and each Selected Dealer of its distribution of the funds. Such distribution shall include each subscriber's pro rata share of any interest earned while the subscriber's funds were on deposit in the Escrow and Impound Account as set forth in paragraph 6 hereof. The purchase money returned to each subscriber shall be free and clear of any and all claims of the Company or any of its creditors.


                  B. If the  Escrow  and  Impound  Agent  receives  the  Minimum
Subscriptions prior to the Termination Date in collected funds and the other conditions (as set forth below) are met, the Escrow and Impound Agent shall release the collected funds then on deposit in the Escrow and Impound Account based on Subscriptions as to which the Initial Closing relates, along with all accrued interest thereon, as directed by the Company on the date of the Initial Closing.

         The Minimum Subscriptions may be met by all collected funds that are deposited during the Escrow and Impound Period. However, escrow cannot be broken and the Offering may not proceed to any Closing (as defined below) until collected funds have been collected through the normal banking channels in an aggregate amount sufficient to meet the Minimum Subscriptions. In no event may a Selected Dealer substitute its own good check for the check of a purchaser that has insufficient funds, nor otherwise purchase to satisfy the offering contingency, unless purchasing for investment prior to the termination of the Escrow and Impound Period, and the offering document discloses the maximum amount of such potential purchase, and such arrangement has been approved, to the extent required by applicable law, by the State Administrators.


         The Escrow and Impound Agent will not release the Escrow and Impound Amount to the Company until the Company has provided written notice that it has accepted subscriptions for the Minimum Subscriptions and, if and to the extent required by law (it being understood that the Escrow and Impound Agent has no duty to investigate the law), each of the State Administrators identified by the Company in writing to the Escrow and Impound Agent has entered an order authorizing the release of funds in the Escrow and Impound Account. If required, such order will be entered only five business days after receipt by the State Administrator of an application that includes the following:


                  (i) A verified statement duly executed by the Escrow and Impound Agent setting forth the total amount in collected funds on deposit with the Escrow and Impound Agent on the most recent practicable date, (including purchases for which check or other payment had been received by the purchaser and were subsequently collected as provided in paragraph 5 hereof), and states therein that all of the conditions of this Escrow and Impound Agreement have been met; and

                  (ii) A verified statement duly executed by the Company that states:

                           a. That  there  have been no  material  omissions  or
changes in the financial condition of the Company, or other changes of circumstances, that would render the amount of the Proceeds inadequate to finance, to the extent described in the registration statement, the Company's purposes set forth in the registration statement; and

                           b. That  there  have been no  material  omissions  or
changes that would render the representations contained in the registration statement to be fraudulent, false, or misleading.

                  C. If the Escrow and Impound Agent previously has released funds to the Company pursuant to paragraph B of this Section, the Escrow and Impound Agent shall release to the Company all additional funds deposited with respect to the Offering, together with all interest earned thereon, for all subscriptions regarding which the Company has given written notice of its acceptance to the Escrow and Impound Agent on the Final Closing Date, which date shall be selected by the Company and may be after the Termination Date.

         5.       Collection Procedure.

                  A. The Escrow and Impound Agent hereby is authorized to forward each check for collection and, upon collection of the proceeds of each check, deposit the collected proceeds in the Escrow and Impound Account. As an alternative, the Escrow and Impound Agent may telephone the bank on which the check is drawn to confirm that the check has been paid. Any check returned unpaid to the Escrow and Impound Agent shall be returned to the Selected Dealer that submitted the check. In such cases, the Escrow and Impound Agent promptly will notify the Company of such return.


                  B. If the Company rejects in whole any subscription for which the Escrow and Impound Agent already has collected funds, the Escrow and Impound Agent shall promptly return the entire amount paid by the rejected subscriber, with accrued interest, by mailing a check to the rejected subscriber. If the Company rejects in part any subscription for which the Escrow and Impound Agent has collected funds, the Escrow and Impound Agent shall promptly return the amount paid by the subscriber in connection with the rejected portion, with accrued interest, by mailing a check to the rejected subscriber. If the Company rejects, in whole or in part, any subscription for which the Escrow and Impound Agent has not yet collected funds but has submitted the subscriber's check for collection, the Escrow and Impound Agent shall promptly mail a check in the applicable rejected amount to the rejected subscriber after the Escrow and Impound Agent has cleared such funds. If the Escrow and Impound Agent has not yet submitted a rejected subscriber's check for collection, the Escrow and Impound Agent shall promptly remit the subscriber's check directly to the subscriber.



         6. Investment of Escrow Amount. The Escrow and Impound Agent shall invest, at reasonable and convenient times after receipt, the Escrow and Impound Amount only in short-term securities issued or guaranteed by the U.S. Government or in money market funds of the Trustee, it's affiliates or other entities that invest in such securities. If the funds of the Escrow and Impound Account have been so invested, refunds to subscribers pursuant to paragraph 4A or paragraph 5 hereof shall include each subscriber's pro rata share of any interest earned while the subscriber's funds were on deposit. The Escrow and Impound Agent shall have no liability for funds invested in accordance with this paragraph 6.

         7. Compensation of Escrow and Impound Agent. The Company shall pay the Escrow and Impound Agent a fee for its escrow services in an amount of $_____. If it is necessary for the Escrow and Impound Agent to return funds to the purchasers of the CAS Bonds, the Company shall pay to the Escrow and Impound Agent an additional amount sufficient to reimburse it for its actual cost in disbursing such funds. However, no such fee, reimbursement for costs and expenses, indemnification for any damages incurred by the Escrow and Impound Agent, or any monies whatsoever shall be paid out of or chargeable to the funds on deposit in the Escrow and Impound Account upon reasonable prior notice.

         8. Books and Records. During the term of this Agreement, the Escrow and Impound Agent shall keep accurate books and records of all transactions hereunder. The Company and the Placement Agent shall have access to such books and records at all reasonable times upon reasonable prior notice.



         9. Liability of the Escrow and Impound Agent; Indemnity. The Escrow and Impound Agent may conclusively rely on, and shall be protected when it acts in good faith upon, any statement, certificate, notice, request, consent, order or other document that it believes to be genuine and that has been signed by the proper party. The Escrow and Impound Agent shall have no duty or liability to verify any such statement, certificate, notice, request, consent, order, or other document that it in good faith believes to be genuine and its sole obligation shall be to act only as expressly set forth in this Agreement. The Escrow and Impound Agent shall be under no obligation to institute or defend any action, suit, or proceeding or otherwise incur any expense in connection with this Agreement unless it is indemnified by the Company or Placement Agent to its satisfaction. The Escrow and Impound Agent may consult counsel in respect of any question arising under this Agreement, and the Escrow and Impound Agent shall not be liable for any action taken, or omitted, in good faith upon advice of such counsel. The Company and the Placement Agent hereby indemnify and hold harmless the Escrow and Impound Agent from and against any and all loses, claims, damages, liabilities and reasonable expenses, including reasonable attorney fees, that Escrow and Impound Agent may incur in connection with the performance of its duties hereunder, except that such indemnity shall not extend to losses, claims, damages, liabilities, or expenses that result, directly or indirectly from the gross negligence of the Escrow and Impound Agent of its obligations under this agreement.


         10. This Agreement shall be binding upon, and inure to, the benefit of the parties hereto, their heirs, successors, and assigns.

         11. This Agreement shall terminate in its entirety when all the Escrow and Impound Amount has been distributed as provided in paragraph 4, above.


         12. The parties hereby incorporate by reference the terms and conditions of Section 603(a)-(d), 603(f), 608(b) and 610 of the Indenture between Escrow and Impound Agent, as "Trustee" thereunder, and the Company, and agree that all reference to "Trustee" therein shall be deemed to refer to Escrow and Impound Agent for purposes of incorporating such provisions in this Agreement.



The Company,  the Placement Agent, and the Escrow and Impound Agent have entered
into  this   Agreement  on  this  ___  day  of   ________________   in  multiple
counterparts, each of which shall be considered an original.

                                    BROOKSTREET SECURITIES CORPORATION, for
                                    itself and as agent for the other
                                    Selected Dealers

                                    By:
                                    Its:

                                    ILX INCORPORATED, an Arizona corporation

                                    By:
                                    Its:

                                    ESCROW AND IMPOUND AGENT

                                    By:
                                    Its:

                                ILX INCORPORATED
                            (an Arizona corporation)
               10% Convertible Adjustable Secured Bonds Due 2000

                          SOLICITING DEALER AGREEMENT
                             ________________, 1995
Ladies/Gentlemen:
     We have agreed to use our best efforts to sell a minimum of $2,000,000 and a maximum of up to $5,000,000 aggregate principal amount of 10% Convertible Adjustable Secured Bonds Due 2000 (the "Bonds") of ILX Incorporated (the "Company"). The Bonds are hereinafter sometimes referred to collectively as the "Securities." The Securities are being offered by us as agent for the Company. The Securities and the terms of the offering are more fully described in the enclosed Prospectus, receipt of which you hereby acknowledge.
     We are hereby inviting certain Soliciting Dealers, subject to the other terms and conditions set forth below and in such Prospectus, to solicit subscriptions for the Securities. You hereby confirm that you are a dealer actually engaged in the investment banking or securities business and that you are either (i) a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") or (ii) a dealer with its principal place of business located outside the United States, its territories or possessions and not required to be registered under the Securities Exchange Act of 1934 (the "1934 Act") who hereby agrees not to make any sales within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein. You hereby agree to comply with the provisions of Sections 24 and 34 of Article Ill of the Rules of Fair Practice of the NASD, and if you are a foreign dealer and not a member of the NASD, you also agree to comply with:
(i) the NASD's interpretation with respect to free-riding and withholding, (ii) the provisions of Sections 8 and 36 of Article III of such Rules of Fair Practice, as though you were a member of the NASD, and (iii) Section 25 of
Article III thereof as that Section applies to non-member foreign dealers.
     The public offering price of the Units is $1,000 per Bond. By directing payment from the Escrow Account (as defined below) we will pay to you a commission of 5 percent of the gross proceeds from the sale of each Bond sold by the Company pursuant to a subscription therefor (a "Subscription") solicited by you. Payment will be made promptly on the Initial Closing or the Final Closing (both as defined in the Placement Agent Agreement); provided, however, that in the event that a sale of a Bond for which you have solicited a Subscription shall not occur, whether by reason of the failure of any condition specified herein or the Sales Agency Agreement, no commission or payment in respect thereof shall be due. Commissions and payments will be payable only with respect to transactions lawful in the jurisdiction where they occur. You agree that the Company shall have no responsibility or liability for the payment of commissions to you.
     You agree to submit on behalf of each person desiring to purchase Securities, a Subscription in form and substance satisfactory to the Company and all documents, if any, required under state securities laws. You shall ascertain that each Subscription has been properly completed. All payments for the Securities shall be made by check payable to the order of "U.S. Trust Company of California, N.A. as Escrow Agent for ILX Incorporated"
     You agree to promptly submit on behalf of each person desiring to purchase Securities a completed Subscription, as well as all checks received by you from subscribers to U.S. Trust Company of California, N.A., at ____________________________________, California (the "Escrow Agent").
     Subscriptions for Securities shall be made only during the offering period described in the Prospectus. You shall have no reasonable grounds to believe, on the basis of having received and examined the Prospectus, including, without limitation, the "Use of Proceeds" sections thereof, that all material facts are not adequately and accurately disclosed and provide a basis for evaluating an investment in the Company. For purposes of evaluating the Company, you recognize that under NASD rules you may rely on the information from an inquiry conducted by another NASD member only if you have reasonable grounds to believe that such inquiry was conducted with due care, the results of the inquiry were given to you with the permission of the NASD member that made the inquiry and that no NASD member that participated in the inquiry is a sponsor or affiliate of the sponsor of the Company.
     All subscriptions solicited by you will be strictly subject to confirmation by us and acceptance thereof by the Company. Neither you nor any other person is authorized to give any information, written or oral, or make any representations, written or oral, in connection with the offer and sale of Securities other than those contained (i) in the Prospectus in connection with the sale of any of the Securities or (ii) any supplemental sales material supplied or prepared by the Company and delivered to you by the Company for use in making offers of Securities. No dealer is authorized to act as agent for us when offering any of the Securities to the public or otherwise, it being understood that you and each other Soliciting Dealer are independent contractors with us. Nothing herein contained shall constitute you or any other Soliciting Dealer an association or partner with us.
     Upon release by us, you may offer the Securities at the public offering price, subject to the terms and conditions hereof.
     We will provide you with such number of copies of the enclosed Prospectus and such number of copies of amendments and supplements thereto as you may reasonably request. If the Company provides us with supplemental sales material to be used in connection with the solicitation of Securities of the Company, we will provide such materials to you. In the event you elect to use such supplemental sales material, you agree that such material shall not be used in connection with the solicitations of Securities unless accompanied or preceded by the Prospectus as then currently in effect and as it may be amended or supplemented in the future. You agree that you will deliver a copy of the Prospectus, and any amendments or supplements thereto, to each person to whom you make an offer of Securities and that you will not disseminate or publish any advertisement relating to your solicitation of subscribers for the Securities (including, without limitation, any so-called tombstone advertisement or any advertisement relating to seminars) (i) the form of which has not been submitted to the NASD by the Company and (ii) that has not been approved in writing by the Company.
     This Agreement shall terminate at the close of business on the 45th day after the completion of the sale of all the Securities by the Company, unless earlier terminated.
     We shall have full authority to take such action as we may deem advisable in respect to all matters pertaining to the offering. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us in this Agreement. Nothing contained in this paragraph is intended to operate as, and the provisions of this paragraph shall not constitute, a waiver by you of compliance with any provision of the Securities Act of 1933, as amended (the "1933 Act"), or of the rules and regulations thereunder.
     Upon application to us, we will inform you as to the jurisdictions in which we believe the Securities have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such jurisdictions, but we assume no responsibility or obligation as to your right to sell the Securities in any jurisdiction. You agree that we may limit the number of offers and sales which may be made, or the number of the Securities which may be sold, by you in any jurisdiction. You agree not to sell the Securities in any jurisdiction where such sale by you is prohibited.
     You warrant and represent that you and your agents and employees are duly licensed to sell the Securities in those jurisdictions in which you do so. You further agree that you will promptly notify us of any changes in your, or your agent's or employee's, status as a licensed broker-dealer in any jurisdiction in which you or your agent or your employee has been offering or selling the Securities. If necessary, we will cause to be filed with the Department of State of New York a Further State Notice with respect to the Securities and will cause to be sent to the Pennsylvania Securities Commission a list of the Soliciting Dealers to whom this Agreement is initially being sent.
    You confirm that you are familiar with Securities Act Release No. 4698 and Rule 15c2-8 under the 1934 Act, relating to the distribution of preliminary and final prospectuses, and confirm that you have complied and will comply therewith. We will make available to you, to the extent they are made available to us by the Company, such number of copies of the Prospectus as you may reasonably request for the purposes contemplated by the 1933 Act, the 1934 Act, and the applicable rules and regulations thereunder.
     In making any offer or sale of the Securities, you shall comply with the provisions of the 1933 Act and the 1934 Act, you shall comply with all of the provisions of this Soliciting Dealer Agreement, and you shall take all necessary actions pursuant to instructions given by counsel to the Company or us or otherwise required to permit the offer and sale of the Securities to comply with the securities or "blue sky" laws of the jurisdictions in which you make offers or sales of the Securities.
     This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns, this Agreement and its conditions and provisions being for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assigns, and for the benefit of no other person, firm, partnership or corporation.
     The terms used herein, unless defined otherwise, shall have the same meaning as in the Sales Agency Agreement.
     This Agreement may be amended only by means of a written document, signed by the party to be bound, and may not be assigned by you without our prior written consent.

     This Agreement shall be governed by and construed in accordance with the laws of the State of California. Any notice from us to you shall be deemed to have been duly given if mailed or telegraphed to you at the address to which this Agreement is mailed.

     Please confirm your agreement hereto by signing and returning at once to us at 2361 Campus Drive, Suite 210, Irvine, California 90245. Upon receipt thereof, this letter and such signed duplicate copy will evidence the agreement between us.
                               Very truly yours,
                               BROOKSTREET SECURITIES CORPORATION

                               By:
                                   (Authorized Representative)
Accepted:

(Signature of Selected Dealer)


(Address to which all communications
are to be sent)

Fax No.: